EXHIBIT 10.4

LEASE

LMC NE Minneapolis Holdings, LLC,

a Delaware limited liability company,

as Landlord,

and

The Good Clinic LLC,
a Minnesota limited liability company,

as Tenant

LEASE

EXHIBIT A	- SITE PLAN DEPICTING RETAIL PROJECT
EXHIBIT A-1	- SITE PLAN DEPICTING PROJECT
EXHIBIT A-2	- LEGAL DESCRIPTION OF PROJECT
EXHIBIT B	- PREMISES
EXHIBIT C	- CONSTRUCTION PROVISIONS
EXHIBIT D	- GUARANTY OF LEASE
EXHIBIT E	- EXCLUSIVE AND PROHIBITED USE RESTRICTIONS
EXHIBIT F	- PARKING RIGHTS
EXHIBIT G	- SIGN CRITERIA
EXHIBIT G - 1	- TENANT'S APPROVED SIGNAGE
EXHIBIT H	- RULE AND REGULATIONS
EXHIBIT I	- TENANT'S INSURANCE REQUIREMENTS
EXHIBIT J	- CONTRACTOR INSURANCE REQUIREMENTS

i

LEASE

This Lease ("Lease") is entered into as of the "Effective Date" (as defined in Section 1.1 below) by and between "Landlord" and "Tenant" (each as defined in Sections 1.2 and 1.3 below).

1.     - BASIC LEASE PROVISIONS

1.1     Effective Date: October ___, 2020.

1.2     Landlord: LMC NE Minneapolis Holdings, LLC, a Delaware limited liability company.

1.3     Tenant: The Good Clinic LLC, a Minnesota limited liability company.

1.4     Premises: That certain retail space generally depicted on Exhibit B attached hereto, being a portion of Retail Space "C". (Article 2)

1.5     Floor Area of Premises: Approximately Three Thousand Thirty-Eight (3,038) square feet (Article 2).

1.6     Project: The "Project" is a mixed use development located in the City of Minneapolis, Minnesota consisting of (a) a retail/food use/service-oriented commercial project located within two buildings on the ground floor (the "Retail Project"), and (b) a residential apartment project (the "Multifamily Project") with 280 planned units. The Project is commonly known as "NordHaus". Attached hereto as Exhibit A and incorporated herein by this reference is a depiction of the Retail Project. Attached hereto as Exhibit A-1 and incorporated herein by this reference is a depiction of the Project. Attached hereto as Exhibit A-2 and incorporated herein by this reference is a legal description of the Project.

1.7     Commencement Date: One Hundred Fifty (. ) days following the date Landlord tenders possession of the premises to Tenant. (Article 3)

1.8     Term: Ninety (90) months. (Article 3)

1.9     Options to Extend: One (1) Option Term of sixty (60) months. (Article 3)

1.10     Base Rent: The Base Rent set forth below shall be subject to adjustment (retroactive to the "Commencement Date" (as hereinafter defined)), at such time as the Floor Area of the Premises is determined by Landlord pursuant to Section 2.3 of this Lease. References to Base Rent shall mean, as the context so requires, annual Base Rent or monthly Base Rent. (Article 5)

Months	Dollars Per Square Foot Per Annum	Dollars Per Annum	Dollars Per Month
1 – 12
13 – 24
25 – 36
37 – 48
49 – 60
61 – 72
73 – 84
85 – 90

In the event the applicable "Option Term" (as defined in Section 3.2) is exercised, Base Rent for the subject Option Term shall be payable as follows:

Months	Dollars Per Square Foot Per Annum
91-102	Fair Market Rent (Section 3.3)
103-114	Fair Market Rent (Section 3.3)
115-126	Fair Market Rent (Section 3.3)
127-138	Fair Market Rent (Section 3.3)
139-150	Fair Market Rent (Section 3.3)

1.11      Tenant's Share: "Tenant's Share" is a fraction, the numerator of which shall be the Floor Area of the Premises and the denominator of which is the leasable Floor Area of the premises of all tenants within the Retail Project.

1.12     Use of Premises: Subject to the existing exclusives and use restrictions at the Project (which are listed on Exhibit E attached hereto), the Premises shall be used solely as a primary care clinic (the "Permitted Use"). The Premises shall be used for no other purpose whatsoever. (Article 9)

1.13     Tenant's Trade Name: The Good Clinic. (Article 9)

1.14     Broker(s): Bloom Commercial Real Estate, Inc. ("Landlord's Broker") and Avison Young ("Tenant's Broker"). (Article 19)

1.15     Security Deposit: (Article 19)

1.16     Guarantor: Mitesco, Inc., a Minnesota corporation. (Exhibit D)

1.17     Radius Restriction Area: One (1) Mile. (Section 9.6)

1.18     Construction Deposit: Intentionally deleted.

1.19     Delayed Opening Rent: Intentionally deleted.

1.20     Tenant Improvement Allowance: As specified on Exhibit C.

1.21     Notices:

To Landlord for Notices: Doug Bober, LMC NE Minneapolis Holdings, LLC, 1300 E. Woodfield Road, Suite 650, Schaumburg, IL 60173, 847-592-3366, doug.bober@livelmc.com; with a copy to: LMC, 500 East Morehead Street, Suite 300, Charlotte, NC 28202, Attn: Lauren Admirand, 980-296-6006, lauren.admirand@livelmc.com; with a copy to: LMC NE Minneapolis Holdings, LLC, c/o Lennar Corporation, 700 NW 107th Ave, Miami, FL 33172, Attn: Michael O'Connell, Transactions Council, 305-229-6495, michael.oconnell@lennar.com; with a copy to: Jerry D. Perron, Vantage Law Group, PLLC, 125 SE Main Street, Suite 250, Minneapolis, MN 55414, 612-353-1984, jerry.perron@vantage.law;

Landlord's Address for Payment of Rent: Landlord to provide ACH payment instructions for electronic payments upon lease execution.

To Tenant: The Good Clinic, 4190 Vinewood Lane North, Suite 111-567, Plymouth, Minnesota 55442; Attn: Michael Howe. (Article 19)

2.     - PREMISES

2.1     Premises. Landlord leases to Tenant and Tenant leases from Landlord, for the "Term" (as defined in Article 3) and upon the covenants and conditions set forth in this Lease, the premises described in Section 1.4 ("Premises"). The Premises shall specifically include the ceiling, floor slab and foundations, and structural and exterior walls which are a part of or immediately adjacent to the Premises. Tenant shall have no right to use the roof and exterior surfaces of exterior walls which are a part of or immediately adjacent to the Premises except as expressly provided in this Lease. Tenant leases the Premises in their present condition, as they stand, "AS IS", and except as expressly set forth otherwise in this Lease, Landlord has no obligation to repair, improve or upgrade the Premises prior to delivery of the Premises to Tenant. Tenant has investigated and is fully aware of the condition of the Premises. Landlord represents and warrants to Tenant that as of the date of its execution and delivery of this Lease to Tenant, the Premises are in compliance with applicable federal, state and local laws, statutes, ordinances and regulations, including, but not limited to, Title III of the Americans with Disabilities Act (the "ADA"). Landlord covenants with Tenant that the Premises shall be free from Hazardous Materials as of the date Landlord delivers the Premises to Tenant.

2.2     Reservation. Landlord reserves the right to use the exterior walls, floor, ceiling, roof and plenum in, above and below the Premises for the repair, maintenance, use and replacement of pipes, ducts, utility lines and systems, structural elements serving the Project and for such other purposes as Landlord deems necessary. In exercising its rights reserved herein, Landlord shall not unreasonably interfere with the operation of Tenant's business on the Premises.

2.3     Floor Area. "Floor Area", as used in this Lease, means all areas designated by Landlord for the exclusive use of a tenant measured from the exterior surface of exterior walls and extensions in the case of openings (except that in the event of recessed storefronts, such measurement shall be made from extensions of the face of the Building soffit, so that Floor Area shall also include the area from the soffit to the storefront glass line and in the event Project mechanicals are located in the ceilings, no reduction will be made for overhead soffits housing such mechanicals) and from the center of interior demising walls, and, with respect to Floor Area within the Retail Project, shall include, but not be limited to, restrooms, warehouse or storage areas, clerical or office areas and employee areas. The Premises contain approximately the number of square feet of Floor Area specified in Section 1.5. Landlord shall have the right, to be exercised within 30 days after notification from Tenant that the Premises demising wall has been constructed, to cause the Floor Area of the Premises to be re-measured by a licensed architect. Upon determination of the actual Floor Area of the Premises in the manner set forth above, the Base Rent, all other charges payable by Tenant, the Tenant Improvement Allowance, and all other items under this Lease that are determined with reference to the Floor Area of the Premises shall be adjusted accordingly. If Landlord and Tenant disagree on the re-measured Floor Area of the Premises, Landlord will hire a qualified third party to perform the measurement, and such re-measurement will be final.

3.     - TERM

3.1     Term. This Lease shall be effective from and after the Effective Date. The term of this Lease ("Term") shall commence on the Commencement Date. The initial Term shall continue, unless sooner terminated in accordance with the provisions of this Lease, for the number of months specified in Section 1.8 from the first day of the month following the Commencement Date (unless the Commencement Date occurs on the first day of a calendar month, in which event the number of months in the Term shall include the month in which the Commencement Date occurs).

3.2     Extension Options. Provided that Tenant is not in default of any provision of this Lease beyond applicable notice periods at the time of exercise of an option to extend provided herein or at any time thereafter prior to the commencement of the applicable "Option Term" (as hereinafter defined), Tenant shall have the option (the "Option") to extend the Term for the additional period set forth in Section 1.9 of this Lease (such period being referred to herein as an "Option Term") only by giving Landlord written notice no earlier than three hundred sixty (360) days prior to, and no later than two hundred seventy (270) days before, the expiration of the then applicable Term. All of the terms, covenants, conditions, provisions and agreements applicable to the initial Term shall be applicable to the Option Term, except that the Base Rent payable during the Option Term shall be the Fair Market Rent established pursuant to Section 3.3 and Landlord shall have no obligation to make further improvements to the Premises or pay to Tenant any tenant improvement allowance. The option to extend the Term pursuant hereto by the Option Terms shall be personal to the original Tenant to this Lease and shall not be exercisable by or for the benefit of any "Transferee" (as defined in Section 15.3) of Tenant other than a Transferee in connection with a "Permitted Transfer" pursuant to Section 15.4 below. All references in this Lease to the "Term" shall be deemed to mean the initial Term as extended by the Option Term, if applicable. "Fair Market Rent" for the Option Term will be determined as set forth in Section 3.3.

3.3     Fair Market Rent Determination. In the event Tenant exercises its right to extend the Term through the first Option Term, then, effective on the first day of the Option Term (the "Option Commencement Date"), Base Rent shall be the then fair market rent of the Premises as of the Option Commencement Date, as reasonably determined by Landlord, but not less than the Base Rent payable for the period immediately preceding the Option Commencement Date. Landlord shall notify Tenant of the fair market rent determination prior to the applicable Option Commencement Date. Within thirty (30) days after receipt of Tenant's notice to exercise the Option, Landlord shall deliver to Tenant written notice of Landlord's initial determination of the Fair Market Rent. Tenant shall, within fifteen (15) days after receipt of Landlord's notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Fair Market Rent. If Tenant fails to respond with its acceptance or rejection of the Fair Market Rent within the required 15-day period, Tenant shall be deemed to have rejected Landlord's determination of Fair Market Rent. If Tenant notifies Landlord that it rejects Landlord's determination of the Fair Market Rent, or if Tenant is deemed to have rejected Landlord's determination of the Fair Market Rent pursuant to the foregoing sentence, the parties will work together in good faith to agree upon the Fair Market Rent; provided, however, that if the parties fail to do so within thirty (30) days following any rejection or deemed rejection of the Fair Market Rent by Tenant, Tenant's exercise of the Option shall be deemed null and void and the Term shall end as originally stated. For purposes of this Option, "Fair Market Rent" shall mean the arm's length fair market annual rental rate per square foot under renewal amendments entered into on or about the date on which the Fair Market Rent is being determined hereunder for space comparable to the Premises in the Retail Project and multi-tenant retail projects similar to the Retail Project in age, class, use and size within the Minneapolis, Minnesota area. The determination of Fair Market Rent shall take into consideration any reasonably anticipated changes in the Fair Market Rent rate from the time such rate is being determined and the time such rate will become effective under the Lease.

3.4     Commencement Date Certificate. When the Commencement Date shall have been determined pursuant to Section 3.1, Landlord and Tenant shall execute and deliver an agreement prepared by Landlord setting forth the Commencement Date and the termination date of the initial Term and each Option Term, if exercised, of this Lease. Any failure of either party to execute such agreement shall not affect the determination of the Commencement Date. Landlord and Tenant further agree that at the request of either, they will execute and deliver a confirmatory agreement acknowledging that Tenant has accepted possession of the Premises and that this Lease is in full force and effect and operative.

4.     - POSSESSION AND CONSTRUCTION

4.1     Substantial Completion. Intentionally deleted.

4.2     Delivery of Possession. Landlord will tender possession of the Premises to Tenant the next business day following mutual execution and delivery of this Lease by Landlord and Tenant and Tenant's delivery of the Security Deposit, first month's Rent and certificates of insurance required by this Lease (collectively, the "Tenant Deliverables"). If Landlord does not tender delivery of the Premises within sixty (60) days following the Effective Date (except for Tenant's failure to deliver the Tenant Deliverables), Tenant shall have the right, as its sole and exclusive remedy to terminate this Lease upon ten (10) days' prior written notice, unless within such 10-day period Landlord tenders possession of the Premises to Tenant. Tenant shall have no right to terminate the Lease if Tenant has not delivered the Tenant Deliverables and allowed Landlord at least two (2) business days thereafter to deliver possession to Tenant.

4.3     Tenant's Construction. Tenant shall commence construction of Tenant's Work immediately following tender of possession of the Premises to Tenant, and shall diligently prosecute same to completion; provided, however, Tenant shall deliver each of the following to Landlord prior to commencement of Tenant's Work: (a) Final Approved Plans (as defined in Exhibit C); (b) a copy of Tenant's building permit; and (c) executed copies of policies of insurance or certificates thereof (as required under Article 13). Subject to Events of Force Majeure, Tenant shall use commercially reasonable efforts to diligently complete construction of the Tenant's Work on or before the Commencement Date. Tenant shall deliver to Landlord a copy of the certificate of occupancy for the Premises issued by the appropriate governmental agency upon completion of Tenant's Work. Tenant acknowledges that Landlord may be in the process of constructing all or portions of the Multifamily Project and the Common Area or related work adjacent to the Project ("Landlord's Project Construction Work"). Tenant shall reasonably cooperate with Landlord so that Tenant's Work will not unreasonably interfere with Landlord's performance of Landlord's Project Construction Work. Tenant further acknowledges that it shall not be a condition precedent that Landlord's Project Construction Work be completed prior to the Commencement Date. Landlord shall use commercially reasonable efforts to cause any Landlord's Project Construction Work to be performed in a manner that does not unreasonably interfere with Tenant's Work and Tenant's business operations, including, without limitation, visibility of and access to the Premises.

4.4     Tenant's Obligation to Secure the Premises Storefront. Tenant shall, at all times following delivery of the Premises to Tenant, secure the storefront of the Premises in accordance with all applicable laws, governmental requirements and as otherwise reasonably required by Landlord, and shall keep the Premises locked and secured during all non-business hours. Notwithstanding anything to the contrary contained in this Lease or Exhibit C, (1) if at any time Tenant fails to secure the storefront of the Premises in accordance with applicable laws, governmental requirements and/or as otherwise required by Landlord pursuant to this Lease, and/or (2) keep the Premises locked and secured during all non-business hours, and Tenant fails to remedy such failure within any applicable notice and cure period under this Lease, Tenant shall be deemed in default under this Lease.

5.     – RENTAL

5.1     Base Rent. Commencing on the Commencement Date, Tenant shall pay the annual base rent specified in Section 1.10 ("Base Rent") in monthly installments (as specified in such Section), in advance, on or before the first (1st) day of each month, without prior demand and without offset, abatement or deduction, in legal tender of the United States of America by wire transfer of immediately available funds. Should the Commencement Date be a day other than the first (1st) day of a calendar month, then the monthly installment of Base Rent for the first partial month shall be equal to one-thirtieth (1/30th) of the monthly installment of Base Rent for each day from the Commencement Date to the end of the partial month (based on the Base Rent payable for the first full calendar month of the Term). Base Rent payable under Section 1.10 and this Article 5 shall be adjusted on the first day of each month to the amounts specified in Section 1.10. Base Rent shall be subject to adjustment (retroactive to the Commencement Date), at such time as the Floor Area of the Premises is determined pursuant to Section 2.3 of this Lease.

5.2     Percentage Rent. Intentionally deleted.

5.3     Additional Rent. Commencing on the Commencement Date, Tenant shall pay, as "Additional Rent", without offset, abatement or deduction, all sums of any kind or nature required to be paid by Tenant to Landlord pursuant to this Lease in addition to Base Rent. Landlord shall have the same rights and remedies for the nonpayment of Additional Rent as it has with respect to the nonpayment of Base Rent. Base Rent and all Additional Rent paid or payable to Landlord under this Lease are sometimes collectively referred to in this Lease as "Rent".

5.4     Late Payments. If Tenant fails to pay any Rent within five (5) business days of when the same is due, the unpaid amounts shall bear interest at the Interest Rate, as defined in Section 19.9(d), from the date the unpaid amount was initially due, to and including the date of payment. In addition, if any installment of Base Rent or Additional Rent is not received by Landlord from Tenant within five (5) business days after the date when due, Tenant shall immediately pay to Landlord a late charge equal to the greater of (i) five percent (5%) of the delinquent amount, and (ii) Two Hundred Fifty Dollars ($250.00) (provided, however, no late charge will be imposed on the first late payment in any 12 consecutive calendar months during the Term). Landlord and Tenant agree that this late charge represents a reasonable estimate of the costs and expenses Landlord will incur and is fair compensation to Landlord for its loss suffered by reason of late payment by Tenant. Such amounts shall be payable as Additional Rent.

5.5     Place of Payment. Tenant shall pay Base Rent and Additional Rent to Landlord at the address specified in Section 1.21, or to such other address and/or person as Landlord may from time to time designate in writing to Tenant.

6.     - TENANT FINANCIAL DATA

6.1     Financial Statements. Within thirty (30) days after Landlord's written request, but not more than twice during any twelve (12) month period during the Term unless an Event of Default shall have occurred, Tenant shall furnish Landlord with financial statements or other reasonable financial information reflecting Tenant's and Guarantor's current financial condition, certified by Tenant or Guarantor, as applicable, or an authorized financial officer of each respective entity. If Tenant or its parent, or if Guarantor, is a publicly-traded corporation, delivery of Tenant's or Guarantor's last published financial information shall be satisfactory for purposes of this Section 6.1.

7.     - TAXES

7.1     Real Property Taxes.

(a)     As used in this Lease, the term "Taxes" shall mean all real estate or equivalent taxes and assessments, regardless of how designated, including but not limited to, any general or special assessments, water and sewer rents and other governmental impositions imposed, levied and/or assessed upon the Project of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, which shall or may during the term be levied, assessed or imposed on or against the Project or any portion thereof designated for Tenant's usage or for common usage. The term Taxes includes, without limitation, any form of tax or assessment and/or payment-in-lieu-of-tax payments, license fee, license tax, possessory interest tax, business improvement district tax, levy or assessment, tax or excise on rental, or any other levy, charge, expense or imposition imposed by any Federal, state, county or city authority having jurisdiction, or any political subdivision thereof, or any school, agricultural, lighting, drainage or other improvement or special assessment district on any interest of Landlord or Tenant in the Project. In the case of special assessments payable as part of Taxes, where Landlord may elect to pay the entire amount of such assessments at one time or pay the same in installments, then Landlord shall pay such amount in installments, and Taxes shall include only the installment due and payable in such year, with the installments due and payable in the year the Term commences or ends prorated on a daily basis, and Tenant shall only be responsible for such installments which are due and payable within the Term. The term Taxes shall not include Landlord's general income taxes, inheritance, estate or gift taxes. Landlord estimates that Tenant's Share of Taxes for calendar year 2020 is $     per square foot. Tenant shall be responsible for any increase in Taxes as a direct result of Tenant's improvements to the Premises.

(b)     From and after the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, a share of the Taxes pursuant to subparagraph (c) below. Taxes for any partial year shall be prorated. Landlord, at its option, may collect Tenant's payment of its share of Taxes after the actual amount of Taxes are ascertained or in advance, monthly, based upon estimated Taxes and the due dates for such Taxes. If Landlord elects to collect Tenant's share of Taxes based upon estimates, Tenant shall pay to Landlord from and after the Commencement Date, and thereafter on the first (1st) day of each month during the Term, an amount reasonably estimated by Landlord to be the monthly Taxes payable by Tenant as Tenant's Share. Landlord may periodically, but no more than once per year, and reasonably adjust the estimated amount, based upon receipt of actual bills for Taxes. If Landlord collects Taxes based upon estimated amounts, then within sixty (60) days following the end of each calendar year or, at Landlord's option, its fiscal year, Landlord shall furnish Tenant with a statement covering the year just expired showing the total Taxes for the Project for such year, the total Taxes payable by Tenant for such year, and the payments previously made by Tenant with respect to such year, as set forth above. If the actual Taxes payable for such year exceed Tenant's prior payments, Tenant shall pay to Landlord the deficiency within thirty (30) days after its receipt of the statement. If Tenant's payments exceed the actual Taxes payable for that year, Tenant shall be entitled to offset the excess against the next payment(s) of Taxes and/or other Additional Rent that become due to Landlord, or at Tenant's option, entitled to refund of any overpayment within thirty (30) days of the date of such statement; provided that Landlord shall refund to Tenant the amount of any overpayment for the last year of the Term.

(c)     Tenant's share of the Taxes shall be determined by multiplying all of the Taxes separately allocated to the Retail Project by Tenant's Share as specified in Section 1.11. Landlord shall have the right to reasonably adjust Tenant's Share of Taxes to avoid inequitable and disproportionate allocation of Taxes based upon Landlord's reasonable business judgment, including, without limitation, the following factors: the value of the improvements constructed within the Premises, the value of improvements constructed within the Project, and the value of the land assessed on each of the tax parcels within the Project; provided, however, that if any additional allocation of Taxes is made payable by Tenant due to improvements constructed within the Premises, Landlord shall provide reasonable documentary evidence supporting such allocation to Tenant. If the Retail Project is not separately assessed from the Multifamily Project then Tenant's Share of Taxes will be calculated in the following manner: (1) with respect to the portion of Taxes allocable to land only, Tenant's Share of Taxes will be calculated on the Taxes allocated by Landlord to the Retail Project as shown on chart included on Exhibit A-1 attached hereto (allocating 25.79% of the overall land taxes to the Retail Project), and (2) with respect to the portion of such Taxes separately assessed to the improvements, Tenant's Share of Taxes will be calculated on the full value of improvements assessed to the Retail Project; provided at such times that the Hennepin County Assessor assigns a separate full assessment of land and improvements for the Retail Project (notwithstanding the single tax parcel), Tenant's Share of Taxes will be calculated on such separate assessment.

7.2     Other Taxes. Tenant shall pay, prior to delinquency, all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, trade fixtures, merchandise and other personal property in, on or upon the Premises. If any such items of property are assessed with property of Landlord, then the assessment shall be equitably divided between Landlord and Tenant. Tenant shall also pay any tax, excise or assessment upon, against or measured by rentals paid by Tenant or received by Landlord, when due or on demand by Landlord in order to reimburse Landlord for any such tax, excise or assessment, as the case may be.

7.3     Contesting Taxes. Tenant shall have no right to separately contest Taxes. If Landlord contests any Taxes levied or assessed during the Term, Tenant shall not be required to pay any portion of the costs or expenses incurred by Landlord in connection with such contest; however, if Landlord is successful in such contest, Landlord may deduct from the portion of any refund received which is payable to Tenant, Tenant's proportionate share of all such costs and expenses determined pursuant to the formula set forth in Section 7.1(c) for the allocation of Taxes. Landlord shall pay to Tenant that portion of the total refund remaining, if any, which is attributable to Tenant's proportionate share of Taxes prorated in the same manner as set forth in Section 7.1(c).

8.     - UTILITIES

Landlord has provided utilities stubbed to the Premises in accordance with the Landlord's Work. Tenant shall be responsible for obtaining water, gas, electric and telephone services directly from the utility supplier and paying all applicable charges with respect thereto. Tenant agrees to pay directly to the appropriate utility company all charges for utility services supplied to Tenant for which there is a separate meter. Tenant agrees to pay to Landlord all charges for utility services supplied to Tenant for which there is a sub-meter, which charges shall be based upon sub-meter readings by Landlord, and which charges shall be paid to Landlord monthly in advance based upon reasonable estimates, subject an annual reconciliation by Landlord based upon Tenant's actual utility usage based upon such sub-meter. Tenant agrees to pay to Landlord its share of all charges for utility services supplied to the Premises for which there is no separate meter or sub-meter upon billing by Landlord of Tenant's Share, as reasonably determined by Landlord based upon estimated actual usage. Regardless of the entity that supplies any of the utility services, Landlord shall not be liable in damages for any failure or interruption of any utility or service. No failure or interruption of any utility or service shall entitle Tenant to terminate this Lease or discontinue making payments of Rent. Tenant shall be responsible for the payment of all utility meter connection and/or hook-up fees for utility services supplied to the Premises and any other charges imposed in connection with the commencement of said utilities. Landlord has coordinated with the applicable utility companies for the installation of initial electrical and gas meters, and will separately install all meters for all utilities as part of Landlord's Work, except that Landlord will provide Tenant the submeter for water, sewer and gas service, for Tenant to install at Tenant's cost. Tenant is responsible for a commercially reasonable monthly administrative charge for the submeter service. Tenant will be responsible for any additional submetering as appropriate for Tenant's use of the Premises. Notwithstanding anything herein to the contrary, if there is an interruption in utility services which is (a) specific to the Project (as opposed to an interruption or curtailment in utility service which extends beyond the Project), (b) causes the Premises to be untenantable, (c) is caused by the negligence or willful misconduct of Landlord or any party for which Landlord is legally responsible, and (d) lasts for more than two (2) consecutive business days or otherwise prevents Tenant from being able to access the Premises for more than two (2) consecutive business days, then Tenant will be entitled to an equitable abatement of Rent (in proportion to the portion of the Premises rendered untenantable by the interruption in service) until such utility service is restored.

9.     - TENANT'S CONDUCT OF BUSINESS

9.1     Permitted Use and Trade Name. Tenant shall use the Premises solely for the use specified in Section 1.12 and for no other use or purpose. Any variation or deviation from the specific use expressly set forth herein which persists for thirty (30) days after written notice of such variation or deviation shall be deemed a default of this Lease. Tenant shall use the Premises solely under the trade name specified in Section 1.13 and shall not use the Premises under a different trade name without Landlord's prior written consent, which consent shall not be unreasonably withheld. Provided Tenant is not in default under this Lease, Tenant may, without seeking Landlord's prior written consent (but with prior written notice to Landlord), change the trade name under which its business in the Premises is operated to (A) the trade name of any Permitted Transferee (as defined below); or (B) any trade name under which Tenant operates all or substantially all of its stores in Minnesota, if and only if each of the following conditions are satisfied in either circumstance (A) or (B): (i) such new trade name is not accompanied by any change in use, (ii) such new trade name does not conflict with the trade name of any other tenant or occupant in the Project, (iii) Tenant pays all costs and expenses of any necessary signage changes at the Premises and throughout the Project, and (iv) such new signage complies with any then-existing Sign Criteria for the Project and shall be subject to the terms and conditions of Section 9.3, below. Notwithstanding anything contained in this Lease to the contrary, other than the use specified in Section 1.12, in no event shall the Premises be used for any exclusive use or use restriction granted by Landlord to other tenants of the Project prior to the Effective Date so long as the same is identified on Exhibit E attached hereto. All such exclusive or restricted uses existing as of the date of this Lease are set forth on Exhibit E attached hereto. Tenant will comply, and cause its employees, agents, contractors, invitees and other users of the Premises to comply, with all applicable federal, state and local laws, statutes, ordinances and regulations, including, but not limited to, the ADA, zoning regulations, and smoking regulations.

9.2     Covenant to Open and Operate. Tenant covenants (i) to open for business to the public under the Trade Name with the Premises fully fixturized on or before the Commencement Date (subject to "Events of Force Majeure" as hereinafter defined and any "Landlord Delay" as hereinafter defined), and (ii) to operate continuously and uninterruptedly in the entirety of the Premises throughout the Term the business described in Section 1.12 and during those days and hours described in Section 9.4 (subject to Events of Force Majeure, Landlord Delay, and temporary closures for casualty, condemnation, remodel, default by Landlord, and utility interruption which prevent Tenant from conducting business operations in the Premises).

9.3     Tenant's Signs.

(a)     All Tenant signage shall be professionally prepared and maintained in a neat manner, and shall comply with all applicable laws, ordinances, regulations and requirements. Tenant's interior signage visible to the exterior shall be subject to Landlord's prior approval, not to be unreasonably withheld. Tenant shall not affix or maintain upon the glass panes or supports of the show windows or doors, nor within sixty (60) inches of any window or door, any signage or advertising placard except those which shall have been approved in writing, in advance by Landlord; provided, however, that Tenant shall be permitted to affix opaque film on the storefront windows to comply with all applicable laws, ordinances, regulations and requirements, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 and related regulations.

(b)     Tenant shall not affix upon the exterior of the Premises any sign, advertising placard, name, insignia, trademark, descriptive material or other like item (collectively, the "Exterior Signs"), unless the Exterior Signs (i) comply with all applicable laws, ordinances, regulations and requirements, (ii) comply with the sign criteria (the "Sign Criteria"), if any, for the Project attached hereto as Exhibit G and incorporated herein by this reference, and (iii) are approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Landlord consents to and approves the proposed signage of Tenant depicted on Exhibit G-1 attached hereto and incorporated herein, notwithstanding any contrary Sign Criteria, but subject to Tenant's compliance with all applicable laws, ordinances, regulations and requirements. Tenant will provide Landlord with copies of all sign submittals. Landlord approves the location of the Exterior Signs on the storefront as depicted in said Exhibit G-1. All of the Exterior Signs shall be erected by Tenant at its sole cost and expense, and Tenant shall maintain all of its Exterior Signs in good condition and repair during the Term.

(c)     Tenant shall have no right to spray paint the exterior or interior of the windows or doors without Landlord's prior written consent.

(d)     Subject to Landlord's prior approval as provided in subclause (b) above, Tenant shall be entitled to install exterior storefront signage above the entrance to the Premises as permitted under applicable laws and ordinances.

9.4     Hours of Business. Subject to Events of Force Majeure, from and after the Commencement Date, Tenant shall keep the entire Premises continuously open for business during those days and hours as are customary and usual for Tenant's other business operations in Minnesota, but at a minimum, again subject to Events of Force Majeure, Tenant shall be open and operating from the Premises 10:00 a.m through 5:00 p.m. Monday through Friday, including without limitation all holidays; provided, however that for the holidays of New Year's Day, Independence Day, Thanksgiving Day and Christmas Day, Tenant may close operations for the entire week containing such holiday. Tenant shall have its window displays, exterior signs and exterior advertising displays adequately illuminated continuously during those hours and days that the Premises are required to be open for business to the public. Tenant shall be allowed to change their hours of operation from time-to-time at Tenant's discretion, subject to the minimum hour requirements set forth above.

9.5     Deliveries. All deliveries, loading, unloading and services to the Premises shall be accomplished within the service areas of the Project.

9.6     Radius Restriction. During the Term, neither Tenant nor any entity affiliated with Tenant shall own, operate or have any financial interest in any business engaged primarily in the Permitted Use as set forth in Section 1.12, and operating under the same or similar trade name, if such other business is opened after the Effective Date and its front door or storefront opening is located within the Radius Restriction Area of any portion of the Premises. Notwithstanding, the terms of this Section 9.6 shall have no application to any business operating as of the date hereof, nor to any business acquired by Tenant as part of an acquisition of a chain of five (5) or more locations.

9.7     Conduct of Business; Noise, Vibration and Odor. Tenant shall conduct its business in all respects in a high grade and reputable manner consistent with the quality of operation of the Project. Tenant will not use or permit the Premises or any part thereof to be used in a disorderly, unlawful or unreasonably disruptive manner. Tenant will not use or permit the Premises to be used for any purposes that unreasonably interfere with the use and enjoyment by other tenants of the Project or, in Landlord's reasonable opinion, impair the reputation or character of the Project. Tenant may use a sound system within the Premises, provided that the system shall not be audible in adjacent premises, residences or the Common Areas of the Project. Tenant shall not suffer, allow or permit any vibration, noise, odor or flashing or bright light to emanate from the Premises or from any machine or other installation located therein in more than a de minimis manner, or otherwise suffer, allow or permit the same to constitute a nuisance to or interfere with the safety of Landlord or of any other occupant or user of the Project, or in more than a de minimis way, the comfort or convenience of such parties.

10.     - MAINTENANCE, REPAIRS AND ALTERATIONS

10.1     Landlord's Maintenance Obligations. Landlord shall maintain (or cause to be maintained) in good condition and repair the structural components and foundations, floor slab, all utility systems up to the point of entry including conduits and other facilities, roofs and exterior surfaces of the exterior walls of all buildings within the Retail Project (exclusive of the Premises doors, door frames, door checks, windows, window frames, storefronts and storefront awnings, unless Landlord elects to include cleaning and repair of the storefronts and storefront awnings of tenants of the Retail Project as part of Common Area maintenance pursuant to Section 11.4 below). Notwithstanding the foregoing, Tenant shall pay for the cost of any repairs or replacements resulting from or arising in connection with (i) the negligence or willful acts of Tenant, Tenant's employees, agents, invitees, sublessees, licensees or contractors, or anyone else claiming under Tenant, or (ii) Tenant's failure to observe or perform any condition or agreement contained in this Lease, or (iii) any alterations, additions or improvements made by Tenant or anyone claiming under Tenant. It is acknowledged by Tenant that the cost of some of Landlord's maintenance obligations referenced in the preceding sentence shall be prorated and paid as Operating Costs.

10.2     Landlord's Right of Entry; Project Facilities.

(a)     Landlord, its agents, contractors, servants and employees may enter the Premises following 24 hours prior notice to Tenant and Landlord's good faith efforts to coordinate such entry with Tenant's on-site management so as to minimize interference with Tenant's business operations (except in a case of emergency): (i) to examine the Premises; (ii) to perform any obligation or exercise any right or remedy of Landlord under this Lease or make repairs, alterations, improvements or additions required under this Lease; (iii) to perform work necessary to comply with laws, ordinances, rules or regulations of any public authority or of any insurance underwriter; and (iv) to perform work that Landlord reasonably deems necessary to prevent waste or deterioration in connection with the Premises should Tenant fail to commence such work within thirty (30) days after written notice from Landlord of the need for such work (or if more than thirty (30) days shall be required because of the nature of the work, if Tenant shall fail to diligently proceed to commence to perform such work after written notice). If Landlord makes any repairs that Tenant is obligated to make pursuant to the terms of this Lease, Tenant shall pay the cost of such repairs to Landlord, as Additional Rent, promptly upon receipt of a bill from Landlord for same.

(b)     Landlord reserves the right to install, use, maintain, repair, alter, and replace all pipes, cabling, wires, ducts, conduits and the like within the Premises as shall be contemplated by the plans for the Project; provided Landlord has no obligation to perform any work not included within Landlord's Work or otherwise required under the express terms of this Lease. Landlord may install, use, maintain, repair, alter, and replace pipes, cabling, wires, ducts, conduits and other mechanical equipment serving other portions, tenants and occupants of the Project, without the same constituting an active or constructive eviction of Tenant. Landlord shall use commercially reasonable efforts to cause any such work to be performed in a manner that does not unreasonably interfere with Tenant's business operations. Landlord shall have the right to locate, both vertically and horizontally, utility lines, air ducts, flues, duct shafts, drains, sprinkler mains and valves, and such other facilities within the Premises as may be deemed necessary by engineering design and/or code requirements and to repair alter, replace or remove these items. These shall be located to cause the minimum of interference with Tenant's use of the Premises and shall be located above Tenant's suspended ceiling, if any, and shall in all events be as close to the concrete slab as possible, below the floor, along column lines or in storage areas. Tenant shall be entitled to no abatement of Rent whatsoever on account of such installation, location, erection, use, entry or maintenance as aforesaid.

10.3     Tenant's Maintenance Obligations. Except for the portions and components of the Premises to be maintained by Landlord as set forth in Section 10.1 or elsewhere in this Lease, Tenant, at its expense, shall keep the interior and exterior of the Premises (including without limitation the inside and outside of all glass doors and windows, in a clean, orderly and sanitary condition, and keep the Premises free of insects, rodents, vermin and other pests) and all utility facilities and systems (including, but not limited to, the fire monitoring system and HVAC System) exclusively serving the Premises ("Tenant Utility Facilities") in first-class order, condition and repair and shall make replacements necessary to keep the Premises and Tenant Utility Facilities in such condition; provided, however, Tenant shall have no right to spray paint the exterior or interior of the windows or doors. Tenant shall promptly replace any cracked or broken glass of the Premises with glass of like kind, size and quality, and as may be required by then applicable building code; keep any garbage, trash, rubbish or refuse in proper rodent proof containers within the interior of the Premises until removed and have such garbage, trash, rubbish and refuse removed on a daily basis to central depositories designated by Landlord as shown on Exhibit A-1 attached hereto; and keep all mechanical apparatus and structures located within or exclusively serving the Premises free of vibration and noise which may be transmitted beyond the Premises. All replacements shall be of a quality equal to or exceeding that of the original. At the option of Landlord, (a) Tenant shall contract with a licensed service company for the regular (but not less frequently than quarterly) maintenance, repair and/or replacement (when necessary) of the heating, ventilating and air conditioning equipment serving the Premises (the "HVAC System") and shall provide Landlord with a copy of any service contract within thirty (30) days following Landlord's request therefor, or (b) Landlord may contract with a service company of its own choosing (or provide such service itself) for the maintenance, repair and/or replacement of the HVAC System and bill Tenant periodically for the reasonable and necessary cost of same or based upon estimates in a manner similar to the way in which Operating Costs are estimated and billed. Throughout the Term, at Tenant's sole expense, Tenant shall maintain the Premises in a clean, sanitary and quiet manner and shall take such steps as may be reasonably necessary to keep the Premises free of nuisances, offensive odors and loud sounds to the extent audible outside of the Premises, including music associated with Tenant's business or from the operation of any instrument, apparatus, equipment, radio, television or amplification system.

10.4     Alterations.

(a)     After initially opening the Premises for business, Tenant shall not make or cause to be made to the Premises or the Tenant Utility Facilities any addition, renovation, alteration, reconstruction or change (collectively, "Alterations") (i) costing in excess of Twenty-Five Thousand Dollars ($25,000.00), (ii) involving structural changes or additions, (iii) affecting the exterior storefront, fire sprinkler systems, exterior walls, floor slab, or structural ceiling of the Premises, (iv) affecting any systems serving other premises, or (v) requiring or resulting in any penetration of the structural ceiling of the Premises, demising walls or floor slab of the Premises, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Alterations not following under the foregoing parameters are "Cosmetic Alterations" and shall not require the consent of Landlord.

(b)     All non-Cosmetic Alterations shall be made under the supervision of a competent licensed architect or competent licensed structural engineer satisfactory to Landlord and shall be made in accordance with plans and specifications with respect thereto, approved in writing by Landlord before the commencement of work which approval shall not be unreasonably withheld, delayed or conditioned.

(c)     Tenant shall provide Landlord with not less than ten (10) days prior written notice of the commencement of any Alterations in the Premises and Landlord shall have the right to enter upon the Premises to post customary notices of non-responsibility with respect thereto. Tenant, at its cost, shall obtain all required governmental permits and approvals for all Alterations and all such Alterations shall be performed strictly in accordance with all applicable laws, ordinances, rules or regulations of any public authority, in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. If any Alterations made by or on behalf of Tenant require Landlord to make any alterations or improvements to any part of the Project in order to comply with any applicable laws, ordinances or rules or regulations of any public authority, Tenant shall pay all reasonable costs and expenses incurred by Landlord in connection with such alterations or improvements. Construction work in connection with any Alterations shall be performed in such manner as not to obstruct the access to the Premises or otherwise unreasonably interfere with any other occupant's use of the Project. All improvements to the Premises by Tenant including, but not limited to, light fixtures, floor coverings and partitions and other items comprising Tenant's Work pursuant to Exhibit C, but excluding trade fixtures, equipment, signs, and other personal property, shall be deemed to be the property of Landlord upon installation thereof. Within thirty (30) days after the completion of any non-Cosmetic Alterations, Tenant shall deliver to Landlord a set of "as built" plans depicting the Alterations as actually constructed or installed. If Tenant shall make any permitted Alterations, Tenant (and its contractors and subcontractors) shall carry "Builder's All Risk" insurance in an amount reasonably determined by Landlord covering the construction of such Alterations and such other insurance as Landlord may reasonably require. Any Alterations to the Premises or the Tenant Utility Facilities which are required by reason of any present or future law, ordinance, rule, regulation or order of any governmental authority having jurisdiction over the Premises or the Project or of any insurance company insuring the Premises, and regardless of whether or not such Alteration pertains to the nature, construction or structure of the Premises or to the use made thereof by Tenant, shall be at the sole cost of Tenant regardless of whether the work is performed by Landlord or Tenant.

(d)     In no event shall Landlord's interest in the Premises or the Project be subject to any lien filed by any contractor or other lien claimant relating to improvements or alterations made by Tenant. Tenant shall post customary signs of non-responsibility in the Premises stating the Landlord's interest in the Premises and the Project is not subject to having a lien placed against it in connection with any such alterations or improvements, and if Tenant fails to do so Landlord shall have the right to enter upon the Premises to post customary notices of non-responsibility with respect thereto. Tenant will indemnify and save harmless Landlord from and against all mechanics' liens or claims by reason of such alterations or additions which may be made by Tenant on the Premises.

10.5     Infestation. Tenant at all times will keep the Premises free from insects, rodents, vermin and other pests to a commercially reasonable standard. Without limiting the generality of the foregoing, Tenant, at its sole cost and expense, will engage reputable professional exterminators to provide pest extermination to the Premises (including, without limitation, all food preparation and food storage areas) as reasonably frequently as determined by Tenant to keep the Premises free of insects, rodents, vermin and other pests and to prevent insects, rodents, vermin and other pests within the Premises from infesting the Common Areas or spaces leased to other tenants in the Project. Tenant will provide to Landlord, upon demand, reasonable proof that Tenant is causing such extermination to be performed. If Tenant fails or refuses to have such extermination performed within ten (10) days of written demand by

Landlord, Landlord may arrange for such extermination to be done, and Tenant will pay all costs incurred in connection therewith, as Additional Rent. Landlord will not be liable to Tenant for any loss or damage that may be sustained to Tenant's stock in trade or business by reason thereof, including but not limited to any loss of revenues resulting from any limitation or cessation of Tenant's business while such extermination is performed or as a result thereof. Landlord shall use commercially reasonable efforts to cause any extermination work to be performed in a manner that does not unreasonably interfere with Tenant's business operations. Landlord's arranging for such extermination will not release Tenant from Tenant's obligations hereunder nor will the same be deemed to be a waiver by Landlord of Tenant's default for the failure to have such extermination performed.

10.6     Ventilation. Tenant shall regularly and adequately clean all exhaust systems serving the Premises. Such cleaning shall occur no less than once every six (6) months. All contractors used by Tenant for such cleaning must be licensed and bonded. Tenant shall provide to Landlord, promptly following a request from Landlord, reasonable proof that Tenant is doing such cleaning. In the event that Tenant shall fail or refuse to clean any such systems within thirty (30) days of written demand by Landlord, Landlord, upon twenty-four (24) hours' prior written notice to Tenant, may arrange for the cleaning thereof, and Tenant shall pay all costs incurred by Landlord in connection therewith, on demand, as Additional Rent. Landlord shall not be liable to Tenant for any loss or damage that may be sustained to Tenant's stock in trade or business by reason thereof, including, but not limited to, any loss of revenues resulting from any limitation or cessation of Tenant's business while such cleaning is performed or as a result thereof. Landlord shall use commercially reasonable efforts to cause any such work to be performed in a manner that does not unreasonably interfere with Tenant's business operations. Landlord's performance of any such cleaning shall not release Tenant from any of Tenant's obligations hereunder nor shall the same be deemed to be a waiver by Landlord of Tenant's default for the failure to perform such cleaning.

11.     - COMMON AREA

11.1     Definition of Common Area. The term "Common Area", as used in this Lease, shall mean all areas within the exterior boundaries of the Project (or areas immediately adjacent to the Project such as, but not limited to, landscaped medians), designated by Landlord from time to time for the general use of Landlord and other persons entitled to occupy the Project. The Common Areas may include, without limitation, the sidewalks, driveways, common parking areas, alleys, hallways and service areas including loading and unloading facilities, trash room, landscaping, if any, and other facilities of the Project designed for such general use. Common Area shall not include areas accessible only to the tenants of the Multifamily Project.

11.2     Use of Common Area. The use and occupancy by Tenant of the Premises shall include the non-exclusive use of those portions of the Common Area made available to all tenants/occupants of the Retail Project (except those portions of the Common Area on which have been constructed or placed permanent or temporary kiosks, displays, carts and stands that do not unreasonably impair access to, or visibility of, the Premises, and except areas used in the maintenance or operation of the Project) in common with Landlord and the other tenants of the Retail Project and their customers and invitees.

11.3     Control of and Changes to Common Area. Landlord shall have the sole and exclusive control of the Common Area, and the right to make changes to the Common Area. Landlord's rights shall include, but not be limited to, the right to (a) utilize from time to time any portion of the Common Area for promotional, entertainment and related matters; (b) place permanent or temporary kiosks, displays, carts and stands in the Common Area and to lease same to tenants; (c) restrain the use of the Common Area by unauthorized persons; (d) temporarily close any portion of the Common Area for repairs, improvements or Alterations, to discourage non-customer use, to prevent dedication or an easement by prescription or for any other reason deemed sufficient in Landlord's reasonable judgment; and (e) renovate, upgrade or change the shape and size of the Common Area or add, eliminate or change the location of improvements to the Common Area including, without limitation, buildings, parking areas, roadways and curb cuts. Landlord, at any time, may change the shape, size, location, number and extent of the improvements shown on Exhibit A or A-1 and eliminate, add or relocate any improvements to any portion of the Project, and may add land to and/or withdraw land from the Project.

11.4     Operating Costs. The term "Operating Costs", as used in this Lease, shall mean all costs and expenses incurred by Landlord in (a) operating, managing, policing, insuring, repairing and maintaining the Common Area and the on-site management and/or security offices located in the Project from time to time (which offices shall hereinafter be referred to as the "Management Facilities"), (b) maintaining, repairing, replacing and repainting the exterior surface of exterior walls (and storefronts and storefront awnings if Landlord has elected to include the cleaning of same as part of Common Area maintenance) and maintaining, repairing and replacing roofs of the buildings from time to time constituting the Project, and (c) operating, insuring, repairing, replacing and maintaining all utility facilities and systems including, without limitation, sanitary sewer lines and systems, fire protection lines and systems, security lines and systems and storm drainage lines and systems not exclusively serving the premises of any tenant or store ("Common Utility Facilities"), seasonal and holiday decorations, Common Area lighting fixtures, any Project sign monuments or pylons (but not any tenant identification signs thereon) and directional signage. Operating Costs shall include the actual costs incurred by Landlord for any personnel (whether employees of Landlord or third party contractors) employed in the management and operation of the Project at or below the level of property manager. Operating Costs shall include, without limitation, the following: Expenses for maintenance, repaving, and resurfacing (including, but not limited to, an overlay, slurry coating or re-striping) the walkways, drive lanes and parking fields), maintenance and repairing of landscaping, repairs, replacements, lighting, cleaning, painting, Common Area trash removal, management offices, security, non-refundable contributions toward reserves for replacements, maintenance and/or repairs such as, but not limited to, major parking lot repairs and repainting of buildings, fire protection and similar items, provided that no such reserves shall be held beyond one year; depreciation or rental on equipment; charges, surcharges and other levies related to the requirements of any Federal, state or local governmental agency; comprehensive or commercial general liability insurance on the Common Area; standard "special form causes of loss insurance" or "all risks" fire and extended coverage insurance with, at Landlord's option, an earthquake damage or "terrorism" endorsement covering the Common Areas; flood insurance; environmental insurance, in a form and issued by a carrier acceptable to Landlord in its sole and absolute discretion; the cost of any deductibles or self-insured retentions relating to the insurance maintained by Landlord pursuant hereto (provided, however, in no event shall Tenant be obligated for more than $1,000.00 per occurrence with regard to any deductible or self-insured retention); costs of management of the Project (whether such management services are provided by Landlord or a third party contractor); expenses related to the Common Utility Facilities; and a sum (the "Supervision Fee") payable to Landlord for administration and overhead (which, together with any management fees, shall not exceed five percent [5%] of the Operating Costs excluding Tenant's share of Taxes pursuant to Section 7.1 and Tenant's share of insurance premiums pursuant to Section 12.4. Operating Costs shall specifically include capital expenditures for the repair or replacement of Common Areas, the costs of capital improvements and structural repairs and replacements made in or to the Retail Project not resulting from original construction defects; the cost of any machinery or equipment installed in the Retail Project, in order to conform to applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Retail Project (amortized over the useful life of such improvement, as determined by Landlord using reasonably accounting practices, and including interest on the amortized cost); the cost of any capital improvement and structural repairs and replacements intended to reduce Operating Costs; a reasonable annual reserve for all other capital improvements and structural repairs and replacements (which are not to be fully charged as an operational cost in the year in which it is incurred) reasonably necessary to provide to Landlord sufficient funds to replace elements of the Retail Project at such time as such elements require replacement; provided, however, Tenant shall only be obligated to pay for the cost of capital expenditures for repairing or replacing Common Areas based on the cost of such repair or replacement amortized over the useful life of the Common Area item being replaced as Landlord shall reasonably determine. Landlord estimates that Tenant's Share of Operating Costs and Taxes for calendar year 2021 is $. per month.

Notwithstanding anything herein to the contrary, Operating Costs shall not include costs or expenses of the partnership (or other entity) not directly related to the Retail Project such as accounting fees, tax returns, income taxes and compensation paid to officers, executives or partners of Landlord that do not have on-site responsibility at the Retail Project. Further, the term "Operating Costs" shall not include (a) the cost of repairs, restoration or other work occasioned by fire, windstorm or other insured casualty other than the amount of any deductible under any insurance policy; (b) interest or principal payments on any mortgage or other indebtedness of Landlord, or any ground lease rental; (c) costs incurred in the financing, refinancing, mortgaging, sale, or original construction, of all or any portion of the Project, including brokerage commissions, attorneys' fees, accountant's fees, closing costs, title insurance costs and premiums, financing costs, transfer taxes and interest charges; (d) the cost of operating any commercial concession on the Project; (e) costs, fines of penalties incurred due to violations by Landlord or any law, rule or regulations of any governmental authority; (f) costs of correcting any existing violations of applicable laws, including, without limitation, the Americans With Disabilities Act of 1990; (g) the costs of purchasing or leasing sculptures or other works or objects of art; (h) costs and expenses related to removal, cleaning, abatement or remediation of hazardous materials in or about the Project, including, without limitation, hazardous substances in the ground water or soil; (i)

costs incurred in connection with the correction of defects in the design and construction of any portion of the Project, including, without limitation original construction, remodeling and renovation of the same; (j) fines, costs, penalties or interest resulting from the negligence or willful misconduct of Landlord or its agents, contractors or employees; (k) Landlord's charitable and political contributions; (l) rental for Landlord's or Landlord's managing agent's management or leasing office; (m) any tenant allowances or tenant concessions and other costs and expenses incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating the Project or any space in the Project for tenants or occupants; (n) the cost or expense or any services or benefits provided to other tenants or occupants of the Project and not provided or available to Tenant, (o) Landlord's costs of electricity and other services sold or provided to tenants in the Project and for which Landlord is entitled to be reimbursed by such tenants as a separate additional charge or rental over and above the base rental or additional base rental payable under the lease with such tenant, (p) overhead and profit increment paid to subsidiaries or other affiliates of Landlord for services, including management services and the fees paid in connection therewith, on or to the Project and\or Premises to the extent only that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience, (q) salaries or fringe benefits of (i) employees above the grade of building manager or general manager, and (ii) employees whose time is not spent directly and solely in the operation of the Retail Project, provided that if any employee performs services in connection with the Retail Project and other buildings, costs associated with such employee may be proportionately included in Operating Costs based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Retail Project, (r) all bad debt loss, rent loss, or reserves for bad debt or rent loss.

11.5     Proration of Operating Costs. Operating Costs shall be prorated in the following manner:

(a)     From and after the Commencement Date, Tenant shall pay to Landlord, on the first (1st) day of each calendar month, an amount estimated by Landlord to be the monthly amount of Tenant's Share (as specified in Section 1.11) of the Operating Costs allocable to the Retail Project as reasonably determined by Landlord in accordance with industry standards for similar mixed-use developments. Subject to the terms of this Lease, the estimated monthly charge may be adjusted periodically by Landlord on the basis of Landlord's reasonably anticipated costs.

(b)     Within one hundred twenty (120) days following the end of each calendar year or, at Landlord's option, its fiscal year, Landlord shall furnish to Tenant a statement covering the calendar or fiscal year (as the case may be) just expired (the "Reconciliation Statement"), showing by cost category the actual Operating Costs for that year that are allocable to the Retail Project, the total Floor Area of the Retail Project, the amount of Tenant's Share of the Operating Costs for that year that are allocable to the Retail Project, and the monthly payments made by Tenant during that year for the Operating Costs that are allocable to the Retail Project. If Tenant's share of the Operating Costs that are allocable to the Retail Project exceeds Tenant's prior payments, Tenant shall pay to Landlord the deficiency within twenty (20) days after receipt of the Reconciliation Statement. If Tenant's payments for the calendar year exceed Tenant's actual share of the Operating Costs, and provided Tenant is not in arrears as to the payment of any Base Rent or Additional Rent, Tenant may offset the excess against payments of Operating Costs next due Landlord, or at Tenant's election, receive reimbursement for any overpayment from Landlord within thirty (30) days of the Reconciliation Statement. An appropriate proration of Tenant's share of the Operating Costs as of the Commencement Date and the expiration date of the Term shall be made.

(c)     Landlord shall reasonably determine the share of Operating Costs for the Project that relate to the Retail Project. Subject to Section 11.5(d), Tenant's share of the Operating Costs for the Retail Project shall be determined by multiplying the Operating Costs allocated to the Retail Project by a fraction, the numerator of which is the number of square feet of Floor Area in the Premises and the denominator of which is the Floor Area of the premises of all tenants within the Retail Project. Notwithstanding the foregoing, if any owner or tenant of a portion of the Retail Project separately maintains its own Common Area by written agreement with Landlord, Operating Costs in the Retail Project shall not include costs relating to the Common Area so maintained by such owner or tenant, and the Floor Area on such owner's or tenant's parcel shall not be included in the denominator for purposes of calculation of Tenant's Share of Operating Costs for such portion of the Project as to such items of maintenance.

(d)     Notwithstanding anything contained in this Section 11.5 to the contrary, at Landlord's option: (i) Landlord shall have the right to reasonably and equitably allocate certain Operating Costs to less than all of the occupants in the Project, in which event Tenant's share of such costs (the "Cost Pool") shall be as follows: (A) in the event Tenant is one of the occupants participating in such Cost Pool, its share of such Operating Costs shall be calculated in the manner set forth in Section 11.5(c), but the denominator used to determine such share shall exclude those occupants not participating in such Cost Pool; or (B) in the event Tenant is not one of the occupants participating in such Cost Pool, it shall not be required to pay a share of the Operating Costs relating to such Cost Pool, but its share of Operating Costs shall exclude the Operating Costs included within such Cost Pool; or (ii) Landlord shall have the right to cause Tenant to directly pay for any extraordinary expenses resulting from Tenant's operations from the Premises (e.g., a restaurant user with an outdoor patio may be directly responsible for the extraordinary costs incurred by Landlord in cleaning the Common Area directly adjacent to such outdoor patio area). Notwithstanding any term of this Lease to the contrary, within sixty (60) days following the end of each calendar year, or at Landlord's option, its fiscal year, Landlord shall provide Tenant a budget or similar written statement identifying by separate line item each cost included within any Cost Pool and the amount of each such line item allocated to Tenant (the "Cost Pool Summary"). If Tenant reasonably disputes any item set forth in the Cost Pool Summary, Tenant shall provide Landlord with written notice thereof within thirty (30) days following Tenant's receipt of the Cost Pool Summary and Landlord and Tenant shall work in good faith to resolve such dispute within thirty (30) days of Tenant's dispute notice. If such dispute cannot be resolved within thirty (30) days of Tenant's dispute notice, Tenant may initiate arbitration proceedings to settle the dispute, provided that pending resolution of the dispute, Tenant will continue to pay to Landlord the amounts identified in Tenant's Cost Pool Summary as estimated by Landlord.

(e)     If Tenant disputes Landlord's determination of the actual amount of Tenant's Operating Costs for calendar year just expired and Tenant delivers to Landlord written notice of the dispute within sixty (60) days after Landlord's delivery of the Reconciliation Statement, and Landlord and Tenant do not thereafter agree upon the disputed amount within thirty (30) days following Tenant's written notice, then Tenant, at its sole cost and expense, may audit and inspect Landlord's records relating to the disputed amounts at Landlord's offices upon prior written notice to Landlord. In no event shall Tenant utilize an auditor whose compensation is based on the results of its audit. If the audit shows that the amount Landlord charged Tenant for Tenant's Operating Costs was greater than the amount this Lease obligates Tenant to pay and Landlord does not contest the results of such audit with reasonable evidence presented within thirty (30) days of completion of Tenant's audit, Tenant shall be entitled to receive a credit against Additional Rent next coming due for the difference between the amount Tenant paid and the amount determined in the audit. If the audit shows that the amount Landlord charged Tenant for Tenant's Operating Costs was less than the amount this Lease obligates Tenant to pay, Tenant will pay to Landlord, as Additional Rent, the difference between the amount Tenant paid and the amount determined in the audit. Pending resolution of any audit under this section, Tenant will continue to pay to Landlord the amounts of Tenant's Operating Costs as estimated by Landlord. Any claim by Tenant as to an overstatement of Operating Taxes which is not made to Landlord within such sixty (60) day period shall be deemed waived by Tenant. Tenant will keep the results of any audit strictly confidential and shall not disclose the same to any other person and will, as a condition to performing the audit, enter into any reasonable confidentiality agreement requested by Landlord.

11.6     Parking. The parking rights granted to Tenant and its employees are more specifically set forth on Exhibit F attached hereto and are incorporated into and made a part of this Lease.

12.     – INSURANCE

12.1     Tenant's Insurance. Tenant, at its sole cost and expense, commencing on the Effective Date, and continuing during the Term, shall procure, pay for and keep in full force and effect the insurance coverages referenced in Exhibit I attached hereto, in at least the applicable amounts specified in, and in accordance with the terms of, said Exhibit I. Whenever Tenant undertakes any alterations, additions, or improvements in, to, or about the Premises permitted pursuant to the terms of this Lease, its contractors and subcontractors must comply with the insurance provisions set forth in Exhibit J attached hereto, which insurance obligations shall supersede any conflicting insurance provisions relating to Tenant's contractors and subcontractors set forth in Exhibit I. Tenant may not begin any such work until it has provided Landlord with written evidence that such insurance has been procured. Provided such policy or policies comply with Exhibits I and J hereto, Tenant's obligation to carry this insurance may be brought within the coverage of any so-called blanket policy or policies of insurance carried and maintained by Tenant.

12.2     Reimbursement of Insurance Premiums by Tenant. Landlord shall maintain in effect during the Term a policy or policies of insurance covering the building of which the Premises are a part (including boiler and machinery) in an amount not less than ninety percent (90%) of the full replacement cost (exclusive of the cost of excavations, foundations and footings) or the amount of insurance Landlord's mortgagee(s) or beneficiary(ies) may require Landlord to maintain, whichever is the greater, providing protection against any peril generally included in the classification "Special Form Causes of Loss" or "Fire and Extended Coverage", loss of rental income insurance and such other additional insurance as covered in a "special form causes of loss" or an "all risks" standard insurance policy, with earthquake coverage insurance, flood insurance, terrorism insurance and/or environmental insurance if deemed necessary by Landlord in Landlord's sole judgment or if required by Landlord's mortgagee(s) or beneficiary(ies) or by any Federal, state, county, city or local authority. Landlord's obligation to carry this insurance may be brought within the coverage of any so-called blanket policy or policies of insurance carried and maintained by Landlord. From and after the Commencement Date, Tenant agrees to pay to Landlord, as Additional Rent, its share of the cost to Landlord of this insurance. The cost of such insurance for any partial year of the Term shall be prorated. Payment shall be made in the same manner set forth for payment of Taxes in Section 7.1(b). Tenant's share of the premiums for this insurance shall be a fractional portion of the premiums, the numerator of which shall be the Floor Area of the Premises and the denominator of which is the leasable Floor Area of the Project covered by this insurance. Tenant acknowledges that Landlord shall have the right to maintain commercially reasonable deductibles and/or self-insured retentions in connection with any insurance carried by Landlord pursuant to this Lease, as determined by Landlord in its reasonable business judgment. In the event of an insurance loss covered by the insurance carried by Landlord pursuant to this Lease, Tenant shall be required to pay its share of such deductibles or self-insured retentions, as determined pursuant to this Section 12.2 or Section 11.5, as applicable, not to exceed $1,000.00 per occurrence.

12.3     Indemnity. "Landlord" for the purposes of this Section shall mean and include Landlord and Landlord's directors, members, officers, shareholders, agents and employees. To the fullest extent permitted by law, Tenant covenants with Landlord that Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of Tenant or any other person occurring from any cause whatsoever related to the use, occupancy or enjoyment of the Premises by Tenant or any person thereon or holding under Tenant including, but not limited to, damages resulting from any labor dispute, unless due to Landlord's gross negligence or willful misconduct. Tenant shall pay for, defend (with an attorney reasonably approved by Landlord), indemnify, and save Landlord harmless against and from any real or alleged damage or injury and from all claims, judgments, liabilities, costs and expenses, including attorney's fees and costs, arising out of or connected with Tenant's use of the Premises and its facilities, or any repairs, Alterations or improvements (including original improvements and fixtures specified as Tenant's Work) which Tenant may make or cause to be made upon the Premises, any breach of this Lease by Tenant and any loss or interruption of business or loss of rental income resulting from any of the foregoing; provided, however, Tenant shall not be liable for such damage or injury to the extent and in the proportion that the same is determined to be attributable to the gross negligence or willful misconduct of Landlord, and Landlord shall pay for, defend, indemnify, and save Tenant harmless against and from any and all claims, judgments, liabilities, costs and expenses, including attorney's fees and costs, resulting from any such damage or injury. The obligations to indemnify set forth in this Section shall include all attorneys' fees, litigation costs, investigation costs and court costs and all other costs, expenses and liabilities incurred by the indemnified party from the first notice that any claim or demand is to be made or may be made. Landlord shall defend, protect, indemnify, save and hold harmless Tenant and Tenant's agents, officers, directors, employees, and contractors against and from any and all claims, injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable attorneys' fees) by or on behalf of any person, entity, or governmental authority occasioned by or arising out of (a) accident, personal injury or death, property damage occurring in the Common Areas; or (b) any intentional conduct or gross negligence of Landlord or Landlord's agents, employees, or independent contractors. This indemnity does not include any matters that are caused by or related to the willful misconduct or grossly negligent acts or omissions of Tenant or its agents, officers, contractors or employees. All indemnity obligations under this Section shall survive the expiration or termination of this Lease.

12.4     Waiver of Subrogation. Landlord and Tenant each waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, including their respective parent companies, subsidiaries, and partners, partnerships, affiliated companies, successors and assigns, their respective property, the Premises or its contents, or to other portions of the Project arising from any liability, loss, damage or injury caused by fire or other casualty for which property insurance is carried or required to be carried pursuant to this Lease. The insurance policies obtained by Landlord and Tenant pursuant to this Lease shall contain endorsements waiving any right of subrogation which the insurer may otherwise have against the non-insuring party. If Landlord has contracted with a third party for the management of the Project, the waiver of subrogation by Tenant herein shall also run in favor of such third party.

12.5     Failure by Tenant to Maintain Insurance. If Tenant refuses or neglects to secure and maintain insurance policies complying with the provisions of this Article 12 and Exhibit I, or to provide copies of policies or certificates or copies of renewal policies or certificates within the time provided in this Article 12 and Exhibit I, Landlord may, after providing written notice to Tenant of its intention to do so, secure the appropriate insurance policies and Tenant shall pay, upon thirty (30) days following demand, the cost of same to Landlord, as Additional Rent.

13.     - DAMAGE

13.1     Insured Casualty. In the case of damage by fire or other perils covered by the insurance specified in Section 12.1, the following provisions shall apply:

(a)     Landlord, with reasonable promptness, shall cause a general contractor to provide Landlord and Tenant a written estimate of the amount of time required using standard working methods to substantially complete the repair and restoration of the Premises and any other portions of the Retail Project necessary, in Tenant's reasonable opinion, for the operation of Tenant's business in the Premises (the "Completion Estimate"). If the Completion Estimate indicates that the Premises or any such portion of the Retail Project cannot be made tenantable within two hundred ten (210) days following the date of damage, Landlord and Tenant shall each have the right to terminate this Lease. In such case, the termination right shall be exercised by the terminating party giving written notice to the other party within thirty (30) days after the date of the Completion Estimate. If the Lease is terminated pursuant to this Section 13.1(a), then Landlord shall be entitled to retain its own insurance proceeds payable by reason of such destruction. If the Lease is not terminated, then the provisions of Section 13.1(b) below shall apply. However, if Landlord fails to substantially complete the restoration of the Premises and any applicable portion of the Retail Project within the time period specified in the Completion Estimate, then Tenant shall again have the right to terminate this Lease upon written notice to Landlord made at any time following such failure but prior to substantial completion of the repairs.

(b)     Within a period of sixty (60) days after all applicable permits have been obtained (which permits Landlord shall promptly apply for and diligently seek), Landlord shall commence such repair, reconstruction and restoration of the Premises to the condition existing prior to the casualty, and shall diligently prosecute the same to completion; provided, however, that Tenant, at its cost, shall repair and restore all items of Tenant's Work and replace its stock in trade, trade fixtures, furniture, furnishings and equipment. Tenant shall commence this work promptly upon delivery of possession of the Premises to Tenant and shall diligently prosecute same to completion; provided, however, in all events, Tenant shall re-open from the Premises for the use permitted pursuant to this Lease within one hundred fifty (150) days following the completion of Landlord's Work to the Premises; provided further, however, Tenant shall not be obligated to open for business from the Premises until portions of the Project damaged by such casualty that are reasonably necessary for Tenant to conduct business from the Premises have been substantially completed.

(c)     Notwithstanding anything contained in this Lease to the contrary, if the Premises is destroyed to an extent of at least fifteen percent (15%) of the then full replacement cost thereof as of the date of destruction, then if the destruction occurs during the last two (2) years of the Term (unless Tenant elects to exercise its extension option under this Lease), Landlord and Tenant shall each have the right to terminate this Lease. In such case, the termination right shall be exercised by the terminating party giving written notice to the other party within thirty (30) days after the date of destruction. If the Lease is terminated pursuant to this Section 13.1(c), then Landlord shall be entitled to retain its own insurance proceeds payable by reason of such destruction.

(d)     Notwithstanding anything contained in this Lease to the contrary, if the Project is destroyed to an extent of at least twenty percent (20%) of the then full replacement cost thereof, or the Retail Project is destroyed to an extent of at least forty percent (40%) of the then full replacement cost thereof, as of the date of destruction, then if the destruction occurs during the last three (3) years of the Term, Landlord and Tenant shall each have the right to terminate this Lease. In such case, the termination right shall be exercised by the terminating party by giving written notice to the other party within thirty (30) days after the date of destruction. If the Lease is terminated pursuant to this Section 13.1(d), then Landlord shall be entitled to retain its own insurance proceeds payable by reason of such destruction.

13.2     Uninsured Casualty. If the Premises or the Project are damaged as a result of any casualty not covered by the insurance specified in this Lease, so long as Landlord is carrying the insurance required by this Lease, Landlord, within ninety (90) days following the date of such damage, shall commence repair, reconstruction or restoration of the Premises and portions of the Project to the extent provided herein and shall diligently prosecute the same to completion, or Landlord may elect within said ninety (90) days of such damage, not to so repair, reconstruct or restore the damaged property, in which event this Lease shall cease and terminate upon the expiration of such ninety (90) day period. In the event Landlord elects to restore the Premises, Tenant shall have the same repair, restoration and replacement obligations it has pursuant to Section 13.1(a).

13.3     Total Destruction. Notwithstanding anything contained in this Lease to the contrary, if the Project is destroyed to an extent of at least thirty-five percent (35%) of the then full replacement cost thereof, or the Retail Project is destroyed to an extent of at least fifty percent (50%) of the then full replacement cost thereof, as of the date of destruction, then Landlord shall have the right to terminate this Lease. In such case, the termination right shall be exercised by Landlord by giving written notice to Tenant within thirty (30) days after the date of destruction. If the Lease is terminated pursuant to this Section 13.3, then Landlord shall be entitled to retain its own insurance proceeds payable by reason of such destruction.

13.4     Distribution of Proceeds. In the event of the termination of this Lease pursuant to this Article 13, all proceeds from the Special Form property insurance carried pursuant to Exhibit I and all insurance covering Tenant's Work and Tenant's leasehold improvements, including proceeds for trade fixtures, merchandise, signs and other personal property, shall be disbursed and paid to Tenant, except that Landlord shall first be paid an amount equal to the unamortized portion of any tenant improvement allowance, which amortization shall be calculated on a straight-line basis over the initial Term of this Lease. All other insurance proceeds shall belong to Landlord.

13.5     Abatement. In the event of repair, reconstruction and restoration, as provided in this Article 13, the Rent payable hereunder shall be thereafter abated proportionately with the degree to which Tenant's use of the Premises is impaired during the remainder of the period of repair, reconstruction and restoration; provided, however, the amount of Rent abated pursuant to this Section 13.5 shall in no event exceed the amount of loss of rental income insurance proceeds actually received by Landlord. Tenant shall continue the operation of its business on the Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management. Tenant shall not be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises or the building of which the Premises are a part, Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration. Landlord shall use commercially reasonable efforts to cause any repair, reconstruction and restoration work to be performed in a manner that does not unreasonably interfere with operation of Tenant's business operations if Tenant continues to operate within the Premises during the repair, reconstruction and restoration of the Premises.

13.6     Waiver of Termination. Tenant waives any statutory rights of termination, if applicable, which may arise by reason of any partial or total destruction of the Premises.

14.     - EMINENT DOMAIN

14.1     Taking. The term "Taking", as used in this Article 14, shall mean an appropriation or taking under the power of eminent domain by any public or quasi-public authority or a voluntary sale or conveyance in lieu of condemnation but under threat of condemnation.

14.2     Total Taking. In the event of a Taking of the entire Premises, this Lease shall terminate and expire as of the date possession is delivered to the condemning authority and Landlord and Tenant shall each be released from any liability accruing pursuant to this Lease after the date of such termination, but Base Rent and Additional Rent for the last month of Tenant's occupancy shall be prorated and Landlord shall refund to Tenant any Base Rent and Additional Rent paid in advance.

14.3     Partial Taking. If (a) there is a Taking of a material portion of the Premises, or any portion of the Common Area that would materially impact the conduct of business of Tenant, and, regardless of the amount taken, the remainder of the Premises or the Premises, as applicable, is not suitable for the continued operation of Tenant's business, Tenant may terminate this Lease; or (b) there is a Taking of a portion of the Premises and, regardless of the amount taken, the remainder of the Premises is not one (1) undivided parcel of property, either Landlord or Tenant may terminate this Lease, upon giving notice in writing of such election to the other party within thirty (30) days after receipt by Tenant from Landlord of written notice that a portion of the Premises has been so appropriated or taken. In each case, the termination of this Lease shall be effective as of the date Tenant is required to vacate the Premises, or the portion of the Premises taken.

14.4     Award. The entire award or compensation in any such condemnation proceeding, whether for a total or partial Taking, or for diminution in the value of the leasehold or for the fee, shall belong to and be the property of Landlord; and, in any event, the holder of any mortgage or deed of trust encumbering the Project shall have a first priority to the extent of the unpaid balance of principal and interest on its loan. Without derogating the rights of Landlord or said lender under the preceding sentence, Tenant shall be entitled to recover from the condemning authority such compensation as may be separately awarded by the condemning authority to Tenant or recoverable from the condemning authority by Tenant in its own right for the taking of trade fixtures and equipment owned by Tenant and for the expense of removing and relocating its trade fixtures and equipment, but only in the event that the compensation awarded to Tenant shall be in addition to and shall not diminish the compensation awarded to Landlord as provided above.

14.5     Continuation of Lease. In the event of a Taking, if Landlord and Tenant elect not to terminate this Lease as provided above (or have no right to so terminate), Landlord agrees, at Landlord's cost and expense as soon as reasonably possible after the Taking, to restore the Premises and/or the Common Area necessary for Tenant to reasonably operate from the Premises (to the extent of the condemnation proceeds) on the land remaining to a complete unit of like quality and character as existed prior to the Taking and, thereafter, Base Rent and Additional Rent payable by Tenant hereunder shall be reduced on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining, and Landlord shall be entitled to receive the total award or compensation in such proceedings.

14.6     Waiver of Termination. Tenant waives any statutory rights of termination, if applicable, which may arise by reason of any partial or total Taking of the Premises.

15.     - ASSIGNMENT AND SUBLETTING

15.1     Landlord's Consent Required. Tenant shall not assign, sublet, enter into franchise, license or concession agreements, change ownership or voting control, mortgage, encumber, pledge, hypothecate or otherwise transfer (including any transfer by operation of law) all or any part of this Lease or Tenant's interest in the Premises (collectively "Transfer") without first procuring the written consent of Landlord, which consent shall not be unreasonably withheld, subject to the terms, covenants and conditions contained in this Lease and to the right of Landlord to elect to terminate this Lease as provided in Section 15.2. If Tenant is a corporation, partnership, limited liability company or other entity, the transfer of more than twenty-five percent (25%) of the ownership interests of Tenant in the aggregate or such lesser percentage which results in a transfer of control of Tenant, whether in one transaction or a series of transactions, shall be deemed a Transfer for purposes of this Lease.

15.2     Procedures. Should Tenant desire to enter into a Transfer, other than a Permitted Transfer (as defined below), Tenant shall request, in writing, Landlord's consent to the proposed Transfer at least thirty (30) days before the intended effective date of the proposed Transfer, which request shall include any information reasonably requested by Landlord to evaluate the proposed Transfer. Within thirty (30) days after receipt of Tenant's request for consent to the proposed Transfer together with all of the above-required information, Landlord shall respond and shall have the right either to: (i) consent to the proposed Transfer; (ii) refuse to consent to the proposed Transfer; or (iii) terminate this Lease, such termination to be effective thirty (30) days after Tenant's receipt of Landlord's notice electing to so terminate. If Landlord shall exercise its termination right hereunder, Tenant shall have thirty (30) days following Landlord's delivery of the termination notice to elect to withdraw its Transfer request. If Tenant does not elect to withdraw its Transfer request, Landlord shall have the right to enter into a lease or other occupancy agreement directly with the proposed Transferee, and Tenant shall have no right to any of the rents or other consideration payable by such proposed Transferee under such other lease or occupancy agreement. A consent to one (1) Transfer by Landlord shall not be deemed to be a consent to any subsequent Transfer to any other party.

15.3     Standard for Consent. Tenant agrees that Landlord may refuse its consent to the proposed transfer on any reasonable grounds, and (by way of example and without limitation) Tenant agrees that it shall be reasonable for Landlord to withhold its consent if any of the following situations exist or may exist: (a) the proposed assignee or sublessee (the "Transferee") proposes to change the use of the Premises from the permitted use specified in Section 1.12 above, or (b) in Landlord's reasonable opinion, the proposed assignee or sublessee is inconsistent with the tenant mix in the Project at the time of the request for Landlord's consent (excepting the use specified in Section 1.12 above); (c) the proposed transferee's financial condition, net worth or liquidity is less than the financial condition, net worth or liquidity of Tenant as of the Effective Date or the date of the request for transfer, whichever is greater, or is inadequate to support all of the financial and other obligations of Tenant under this Lease; (d) the business reputation or character of the proposed transferee is not reasonably acceptable to Landlord; or (e) the proposed transferee is not likely to conduct on the Premises a business of a quality substantially equal to that conducted by Tenant; or (f) in the event Landlord is a real estate investment trust, and Landlord in good faith determines that its status as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized as a result of the proposed transfer. Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Section or otherwise has breached or acted unreasonably under this Section, their sole remedies shall be a declaratory judgment and an injunction for the relief sought, and Tenant hereby waives the provisions of any statute, law, or other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

15.4     Permitted Transfer. Tenant shall have the right without Landlord's consent, or payment of any transfer premium, and without being subject to Lease termination, to enter into a Transfer to any wholly-owned subsidiary corporation of Tenant, Tenant's parent corporation or to any corporation succeeding to all or substantially all of the assets of Tenant as a result of a consolidation or merger, or to a corporation acquiring all or substantially all of the stock or assets of Tenant (other than a Transfer resulting from any legal action or proceeding related to or in connection with a bankruptcy case or cases (which Transfer under such circumstances shall not be considered a "Permitted Transfer" for purposes of this Lease)) (each a "Permitted Transfer"), provided that, in case of assignment, within fifteen (15) days after the effective date of any such transfer the assignee executes and delivers to Landlord an instrument reasonably acceptable to Landlord containing an express assumption of all of Tenant's obligations under this Lease; provided further, however, any such Permitted Transfer undertaken solely for the purpose of circumventing the approval provisions of this Article 15 shall be subject to Landlord's approval pursuant to the procedures and standards set forth in Sections 15.2 and 15.3.

15.5     No Release; Form. No Transfer, or Permitted Transfer whether with or without Landlord's consent, shall relieve Tenant or any then-existing Guarantor(s) of this Lease from its covenants and obligations under this Lease unless the transferee has a minimum tangible net worth (exclusive of good will) of Five Million Dollars ($5,000,000.00) and agrees in writing to assume the obligations under this Lease, in which case the Tenant and the Guarantor shall automatically be released of any liability from and after such Transfer. Except as provided in the foregoing proviso, Transferor shall be bound by the following after any Transfer or Permitted Transfer: (a) any act of Landlord, or its successors or assigns, consisting of a waiver of any of the terms or conditions of this Lease, the giving of any consent to any matter or thing relating to this Lease, or the granting of any indulgence or extension of time to the Transferee may be done without notice to Transferor and without releasing Transferor from any of its obligations hereunder; (b) the obligations of Transferor hereunder shall not be released by any modification of this Lease, regardless of whether Transferor consents thereto or receives notice thereof; and (c) Transferor unconditionally guarantees, without deduction by reason of setoff, defense or counterclaim, to Landlord and its successors and assigns the full and punctual payment, performance and observance by Tenant, of all of the amounts, terms, covenants and conditions in this Lease contained on Tenant's part to be paid, kept, performed and observed. Any Transfer shall be evidenced by an instrument in form and content satisfactory to Landlord and executed by Tenant and the Transferee.

15.6     Fees. Tenant shall pay to Landlord, as Additional Rent, concurrently with any request for consent pursuant to Section 15.2, a non-refundable fee of One Thousand Dollars ($1,000.00) as payment to Landlord for its review and processing of the request. In addition, Tenant shall pay to Landlord, as Additional Rent, any legal fees and expenses incurred by Landlord in connection with the proposed Transfer to the extent such amounts exceed the non-refundable fee set forth above, not to exceed Three Thousand Dollars ($3,000.00).

15.7     Transfer Premium. If Tenant shall enter into a Transfer hereunder, other than a Permitted Transfer, in addition to the Base Rent specified in Section 1.10, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of any "transfer premium" (as hereinafter defined). In the event of a subletting, "transfer premium" shall mean all rent or additional rent payable by such subtenant to Tenant or on behalf of Tenant in connection with the subletting in excess of the rent, additional rent and other sums payable by Tenant under this Lease during the term of the sublease on a per square foot basis if less than all of the Premises is subleased, less the reasonable costs actually incurred by Tenant to secure the sublease. In the event of any Transfer other than a subletting, "transfer premium" shall mean only any consideration paid by the assignee to Tenant in connection with such Transfer which is reasonably allocable to the leasehold value of this Lease, less the reasonable costs actually incurred by Tenant to secure the Transfer. If part of the transfer premium shall be payable by the Transferee or subtenant other than in cash, then Landlord shall not be entitled to same.

16.     - DEFAULTS; REMEDIES

16.1     Events of Default By Tenant.

(a)     The occurrence of any one or more of the following events shall constitute an "Event of Default" by Tenant:

(i)     if Tenant shall default in the observance or performance of any covenants, provisions, warranty, condition or agreement herein and such default, in the case of any failure by Tenant to pay any Rent or other sum required to be paid hereunder (a "monetary" default), continues for five (5) days after written notice of failure to pay (provided, however, in no event shall Landlord be required to give Tenant notice and cure rights with respect to any monetary default more than two (2) times in any calendar year), or in the case of any non-monetary default, continues for thirty (30) days after receipt by Tenant of written notice thereof from Landlord (provided, however, in no event shall Landlord be required to give Tenant notice and cure rights with respect to any non-monetary default more than two (2) times in any calendar year), or, if the non-monetary default of Tenant is of a type which is not reasonably possible to cure within thirty (30) days, and if Tenant commences to cure said default within said thirty (30) day period and thereafter diligently prosecutes the curing of said default to completion, such thirty (30) day period shall be extended for so long as it shall require Tenant in the exercise of due diligence to cure said default, it being agreed that no such extension shall be for a period in excess of ninety (90) days; or

(ii)     if Tenant shall fail to take occupancy of the Premises and open for business within sixty (60) days following the Commencement Date, subject to the terms and conditions of this Lease; or

(iii)     if Tenant shall fail to continuously use, occupy and operate pursuant to Section 9.2 above, and such failure shall continue for a period of ten (10) consecutive days after notice from Landlord (except as otherwise expressly provided herein) (provided, however, in no event shall Landlord be required to give Tenant notice and cure rights with respect to a failure to continuously operate more than two (2) times in any calendar year); or

(iv)     the doing or permitting to be done by Tenant of any act which creates a mechanic's lien or related claim against any portion of the Project, the land or building of which the Premises are a part and such lien or claim is not released or terminated or bonded over within thirty (30) days of Landlord's written demand; or

(v)     the Lease is transferred to or devolves on, or the Leased Premises is occupied by, anyone other than Tenant except if consented to in writing by Landlord or expressly allowed by this Lease;

(vi)     if Tenant or any of the guarantor(s) of this Lease shall file a voluntary petition in bankruptcy or insolvency, or commence a case under the Federal Bankruptcy Code, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic), or shall make an assignment for the benefit of creditors or shall seek or consent or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any guarantor or of all or any part of Tenant's or guarantor's personal property; or

(vi)     if, within sixty (60) days after the commencement of any proceeding against Tenant or any guarantor, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic), such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment of any trustee, receiver or liquidator of Tenant or any guarantor or of all or any part of Tenant's or guarantor's personal property, without the consent or acquiescence of Tenant or any guarantor, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any guarantor or any of Tenant's or guarantor's personal property pursuant to which the Premises, or any part thereof, shall be taken or occupied or attempted to be taken or occupied.

16.2     Remedies of Landlord. Upon the occurrence of any Event of Default, Landlord may at its option pursue any one or more of the following remedies, and any and all other rights or remedies accruing to Landlord by law, in equity or otherwise, without any notice or demand:

(a)     Commence dispossessory, eviction or forcible detainer proceedings with or without the termination of this Lease.

(b)     Commence proceedings against Tenant for all amounts owed by Tenant to Landlord, whether as Base Rent, Additional Rent, damages or otherwise.

(c)     Terminate the Term of this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer by reason of the termination of the Term under this subsection or otherwise.

(d)     With or without terminating the Lease, Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as part of a larger area, and the right to change the character or use made of the Premises). In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the reasonable cost thereof, together with Landlord's expenses of reletting, including, without limitation, any commission incurred by Landlord. In the event of such a relet, Landlord shall receive directly the rent by reason of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Premises.

(e)     With or without terminating the Lease, peaceably enter upon and take possession of the Premises by any lawful means, without being liable for prosecution of any claim for damages or for trespass or other tort. In such event, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereto to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises to expel and remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant's signs and other evidence of tenancy and all other property of Tenant therefrom. In the event that Landlord shall have taken possession of the Premises pursuant to the authority herein granted, then Landlord shall have the right to keep in place and use any additions, alterations and improvements thereto (less and except Tenant's Personal Property). Landlord shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration, or other legal process) all or any portion of Tenant's Personal Property and place same in storage at any premises within the county in which the Premises is located. In such event, Tenant shall be liable to Landlord for the reasonable costs incurred by Landlord in connection with such removal and storage and shall indemnify and hold Landlord harmless from all loss, damage, cost, reasonable expense, and liability in connection with such removal and storage.

(f)     Do or cause to be done whatever Tenant is obligated to do under the terms of this Lease, in which case Tenant agrees to reimburse Landlord on demand for any and all costs or expenses which Landlord may thereby incur in curing the Default. Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this subparagraph, whether caused by the negligence of Landlord or otherwise.

(g)     Declare due and payable immediately an amount determined as follows:

(i)     The entire amount of rent and other charges and assessments which would have been due and payable during the remainder of the Term, plus

(ii)     All of Landlord's costs and expenses (including, without limitation, Landlord's expenses in redecorating and restoring the Premises and all costs relating to such reletting, including brokers' commissions and lease assumptions) reasonably incurred in connection with or relating to the reletting of the Premises, minus

(iii)     The market rental value of the Premises for the remainder of the Lease Term, based upon Landlord's reasonable determination of both future rental value and the probability of reletting the Premises for all or a part of the remaining Term, discounted to present value by using a discount factor of eight percent (8%) per annum.

Such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's exact damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). For purposes of determining what could be collected by Landlord by reletting under this subsection, Landlord is not required to give preference to the Premises when other comparable space in the Project is available. The term "remaining Lease Term" as used in this subsection shall mean the period which otherwise would have (but for the termination of this Lease) constituted the balance of the Term from the date of the termination of the Lease, without the exercise of any option periods to the extent that any such Option Terms have not been exercised.

(h)     Enforce the performance of Tenant's obligations hereunder by injunction or other equitable relief (which remedy may be exercised upon any breach or default or any threatened breach or default of Tenant's obligations hereunder).

(i)     Exercise any other legal or equitable right or remedy which Landlord may have under this Lease or under the laws of the State in which the Premises are located.

Notwithstanding the provisions of clause (f) above and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in clause (f) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency.

Any reasonable costs and expenses incurred by Landlord (including, without limitation, attorneys' fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be Additional Rent and shall be repaid to Landlord by Tenant upon demand.

No failure by Landlord to exercise any remedy provided for hereunder shall be deemed a failure by the Landlord to take reasonable steps to minimize or mitigate its damages.

Notwithstanding anything herein to the contrary, Landlord will use reasonable efforts to mitigate its damages.

16.3     Miscellaneous. No agreement to accept a surrender of the Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Premises or a termination of this Lease unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No custom or practice which may develop between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without written notice thereof to the other party. The receipt by Landlord of Base Rent and/or any items of Additional Rent, if any, with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent or Additional Rent, if any, herein stipulated shall be deemed to be other than on account of the earliest Base Rent or Additional Rent, if any, reserved hereby which is due and owing at the time such payment is received by Landlord. No endorsement or statement on any check or any letter accompanying any check or payment of any such rent shall be deemed in accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to remedy provided in this Lease.

16.4     Landlord Default; Tenant's Remedies. If Landlord shall fail to observe or perform any provision of this Lease to be observed or performed by Landlord, where such failure continues for thirty (30) days after written notice thereof by Tenant to Landlord, same shall constitute a default by Landlord hereunder, provided however, if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Landlord shall not be deemed to be in default if Landlord shall commence cure within such period and thereafter diligently prosecute such cure to completion. In all cases, Tenant will deliver a copy of any said notices to any mortgagees or holders of deeds of trust of the Retail Project of which Tenant has received written notice. In the event of a default by Landlord under this Lease and Landlord's failure to cure such default within the applicable period set forth above, Tenant may pursue any and all remedies available to it at law or in equity, including without limitation suing for specific performance or injunctive relief; provided, and notwithstanding anything to the contrary set forth in this Lease, in no event shall either party be liable to the other for any special, exemplary, consequential (including lost profits) or punitive damages and in no event shall Tenant have the right to withhold payment of any portion of the Rent or to offset any amount it is owed from Landlord against Tenant's Rent obligation, nor shall Tenant have a right to terminate this Lease.

17.     - SUBORDINATION, ATTORNMENT AND TENANT'S CERTIFICATE

17.1     Subordination. This Lease and all rights of Tenant hereunder are subject and subordinate to (i) any lease of land only or of land and buildings in a sale-leaseback transaction involving the Premises, and (ii) any declarations, covenants easements, restrictions, deeds to secure debt, mortgages, or other similar instruments which now or hereafter cover all or any portion of the Project or any interest of Landlord therein, and to any advances made on the security thereof, and to any increases, renewals, modifications, amendments, consolidations, replacements, and extensions of any of such encumbrances. This provision is declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Upon demand, however, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord, and any mortgagee or lessor of Landlord shall reasonably require; provided that Tenant receive a commercially reasonable non-disturbance and attornment agreement in which such mortgagee or lessor agrees not to disturb Tenant's possession of the Premises and rights under this Lease unless Tenant is in Default hereunder. The holder of any mortgage or deed of trust may also elect that this Lease shall have priority over such mortgage or deed of trust and upon notification by such holder to Tenant, this Lease shall be deemed to have priority over such mortgage or deed of trust whether this Lease is dated prior to or subsequent to the date of such mortgage. Landlord represents and warrants to Tenant that it holds fee simple title to the Retail Project. Upon execution of the Lease by both parties Landlord will request a non-disturbance and attornment agreement from its current mortgagee in favor of Tenant.

17.2     Attornment. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord encumbering the Premises, or should a lease in which Landlord is the lessee be terminated, Tenant shall attorn to the purchaser or lessor under such lease upon any foreclosure, sale or lease termination and recognize the purchaser or lessor as Landlord under this Lease, provided that the purchaser or lessor shall acquire and accept the Premises subject to this Lease.

17.3     Estoppel Certificates. Tenant agrees, upon not less than twenty (20) days prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing in such form as may reasonably be required by Landlord or Landlord's beneficiary or transferee, confirming (i) that this Lease remains in full force and effect and has not been amended, modified or supplemented, except as therein described; (ii) the existence of any Event of Default under this Lease; and (iii) such other matters as Landlord or Landlord's beneficiary or transferee shall reasonably request ("Tenant's Certificate").

18.     – TITLE OF LANDLORD

Landlord covenants that, as of the date of this Lease, the Project is subject to (a) covenants, conditions, restrictions, easements, mortgages or deeds of trust currently of record (collectively, "Agreements"); (b) the effect of any zoning laws of the city, county and state where the Project is situated, and (c) general and special taxes not delinquent. Tenant agrees that (i) as to its leasehold estate, it and all persons in possession or holding under it will conform to and will not violate the terms of the Agreements or any matters of record, and (ii) this Lease is subordinate to the Agreements and any amendments or modifications thereto; provided, however, if the Agreements are not of record as of the date of this Lease, then this Lease shall automatically become subordinate to the Agreements upon recordation so long as the Agreements do not materially interfere with or prevent Tenant from using the Premises for the use set forth in Section 1.12, and do not materially diminish the rights or materially increase the obligations of Tenant under this Lease. Landlord represents to Tenant that, to Landlord's actual knowledge, no term or condition of the Agreements impairs Tenant's operation of the Premises for the Permitted Use, or materially diminish the rights or materially increase the obligations of Tenant under this Lease.

19.     - MISCELLANEOUS

19.1     Notices. Every notice, demand or request (collectively "Notice") required hereunder or by law to be given by either party to the other shall be in writing. Notices shall be given by personal service or by United States certified or registered mail, postage prepaid, return receipt requested, or by same-day or next business day private courier, addressed to the party to be served at the address indicated in Section 1.21 or such other address as the party to be served may from time to time designate in a Notice to the other party. Notice personally served shall be effective when delivered to the party upon whom such Notice is served. If served by registered or certified mail, Notice shall be conclusively deemed served on the date shown on the return receipt, but if delivery is refused or the Notice is unclaimed, Notice shall conclusively be deemed given forty-eight (48) hours after mailing. If served by private courier, Notice to the addressee shall be conclusively deemed given as confirmed by the telegraphic agency or private courier service making delivery, except that if such Notice is not delivered on a business day, then such Notice shall be deemed given on the next business day following delivery. Copies of any Notice shall be sent to the addresses, if any, designated for service of copies of Notices in Section 1.21. For purposes of this Lease, the term "business day" shall mean any day other than a Saturday, Sunday or federally-recognized holiday. Notice given by Landlord's or Tenant's attorney shall be deemed to be the same as Notice by Landlord or Tenant, as applicable.

19.2     Security Deposit. Concurrent with the execution of this Lease, Tenant has deposited with Landlord the Security Deposit designated in Section 1.15. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default (either past or future rent or other sum in default) or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the required amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. So long as Tenant is not in Default at the expiration or earlier termination of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days following the expiration of the Term. If Landlord sells its interest in the Project during the Term hereof and deposits with the purchaser thereof the then unappropriated funds deposited by Tenant as aforesaid, Landlord shall be discharged from any further liability with respect to such Security Deposit. Tenant hereby waives any and all rights with respect to the Security Deposit set forth under the laws of the State in which the Project is located.

19.3     Hazardous Materials. With respect to any Hazardous Materials (defined below) brought on to the Project by Tenant, Tenant, at its sole cost and expense, shall comply with all laws relating to the storage, use, handling and disposal of any hazardous or toxic substance, chemical, material, or waste, pollutant, or contaminant (including without limitation petroleum hydrocarbons or any fraction thereof; and volatile organic compounds) which is or becomes subject to regulation under any federal, state, local and/or municipal law, regulation and/or requirement, or the directives of any federal, state, local, municipal or other governmental agencies with jurisdiction over the Property, or which gives rise to liability under any common law theory regarding the hazardous nature of materials based on impermissible exposure to such materials (collectively, "Hazardous Materials"). Hazardous Materials does not mean minor amounts of hazardous or toxic materials which are in compliance with laws and are customarily present in the operation of the Permitted Use. Tenant shall notify Landlord and provide to Landlord a copy or copies of any environmental entitlements or inquiries related to the Premises. The clean-up and disposal of any Hazardous Materials located or released onto or about the Project by Tenant or its agents, contractors or employees shall be performed by Tenant at Tenant's sole cost and expense and shall be performed in accordance with all applicable laws, rules, regulations and ordinances, pursuant to a site assessment and removal/remediation plan prepared by a licensed and qualified geotechnical engineer and submitted to and approved in writing by Landlord prior to the commencement of any work. The foregoing notwithstanding, Landlord in Landlord's sole and absolute discretion may elect, by not less than twenty-four (24) hours' prior written notice to Tenant (except in the case of an emergency threatening health or safety, in which case no prior notice shall be required), to perform the clean-up and disposal of such Hazardous Materials from the Premises and/or the Project. In the event Landlord performs clean-up and disposal of Hazardous Materials which are Tenant's responsibility hereunder, Tenant shall pay to Landlord the actual, reasonable cost of same upon receipt from Landlord of Landlord's written invoice therefor if such clean-up or disposal is necessary due to Tenant's failure to perform any obligation under this Lease. Notwithstanding any other term or provision of this Lease, Tenant shall permit Landlord or Landlord's agents or employees to enter the Premises at any time, upon not less than twenty-four (24) hours' prior written notice to Tenant (except in the case of an emergency threatening health or safety, in which case no prior notice shall be required), to inspect, monitor and/or take emergency or long-term remedial action with respect to Hazardous Materials on or affecting the Premises or to discharge Tenant's obligations hereunder with respect to such Hazardous Materials when Tenant has failed, after demand by Landlord, to do so. All costs and expenses incurred by Landlord in connection with performing Tenant's obligations hereunder shall be reimbursed by Tenant to Landlord within thirty (30) days of Tenant's receipt of written request therefor.

19.4     Relocation; Intentionally Deleted.

19.5     Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, terrorism, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, moratorium, judicial orders, enemy or hostile governmental action, unreasonable delays in obtaining the provision of utilities from utility companies, civil commotion, fire or other casualty, pandemic or other infectious disease, and other causes (except financial) beyond the reasonable control of the party obligated to perform ("Events of Force Majeure"), shall excuse the performance by that party for a period equal to the prevention, delay or stoppage, except the obligations imposed with regard to Base Rent and Additional Rent to be paid by Tenant pursuant to this Lease and the calculation of the Commencement Date.

19.6     Termination and Holding Over. Upon the expiration or earlier termination of the Term, Tenant shall peaceably vacate and surrender the Premises in "broom clean" condition and in substantially the same condition as the Premises were in upon the Commencement Date, reasonable wear and tear and any damage to the Premises which Tenant is not required to repair pursuant to Article 13 or Article 14 excepted. In no event shall Tenant be responsible for removing any cabling or wiring from the Premises and shall have the right to remove all trade fixtures used for business operation. Subject to the foregoing, Tenant shall remove from the Premises all of Tenant's trade fixtures, furniture, equipment, signs, improvements, additions and Alterations to the extent such items are not permanently affixed to the Premises, and immediately repair any damage occasioned to the Premises by reason of such removal so as to leave the Premises in the condition required by this Section 19.6. Should Tenant hold over in the Premises beyond the expiration or earlier termination of this Lease, the holding over shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease. In such event, Landlord may, in its sole discretion, treat Tenant as a tenant at sufferance, and Landlord shall be entitled to evict or dispossess Tenant without the necessity of further notice. However, Tenant shall pay, until such time as Tenant complies with this Section, in monthly installments in advance, on the first day of each and every month of such holding over, (i) one hundred fifty percent (150%) of the monthly installment of Base Rent payable during the last month of the Term; (ii) Tenant's share of Operating Costs, Taxes, and Insurance as calculated pursuant to this Lease; and (iii) all other Additional Rent due under this Lease. In addition to such monthly installments to be paid by Tenant during such holdover, Tenant shall also be liable to Landlord for all damages (which Landlord suffers because of any holding over by Tenant), and Tenant hereby indemnifies Landlord against liability resulting from such holdover, including any claims made by any succeeding tenant or prospective tenant founded upon such holdover. The foregoing shall in no event be construed to permit such holding over without Landlord's consent. Tenant's obligations under this Section shall survive the expiration date or sooner termination of this Lease.

19.7     Project Remodeling. Landlord shall have the right, at any time and from time to time during the Term, upon not less than ninety (90) days' prior written notice to Tenant, to remodel, renovate or expand the Project (but not the Premises) or a portion thereof; provided, however, no such remodel, renovation or expansion will materially or adversely affect Tenant's operations from the Premises.

19.8     Site Plan Depiction. Notwithstanding anything contained in this Lease to the contrary, the Site Plan depicted on Exhibit A generally shows the approximate layout and locations of buildings, parking structures and related facilities in the Project, but nothing contained therein shall be deemed to be a warranty, representation or agreement on the part of Landlord that the Project will remain as depicted on Exhibit A, or that the tenants depicted therein (if any) are now in occupancy or will remain in occupancy at any time during the Term. The Site Plan shown on Exhibit A may not be to scale.

19.9     Miscellaneous Provisions.

(a)     It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, agreements and understandings, if any, between Landlord and Tenant. No provision of this Lease may be amended except by an agreement in writing signed by Landlord and Tenant.

(b)     Subject to the terms of this Lease, all rights and obligations of Landlord and Tenant under this Lease shall extend to and bind the respective heirs, executors, administrators and the permitted concessionaires, successors, subtenants and assignees of the parties. If there is more than one (1) Tenant hereunder, each shall be bound jointly and severally by the terms, covenants and agreements contained in this Lease.

(c)     Any waiver by either party of a breach by the other party of a covenant of this Lease shall not be construed as a waiver of a subsequent breach of the same covenant. The consent or approval by either party to anything requiring such party's consent or approval shall not be deemed a waiver of such party's right to withhold consent or approval of any subsequent similar act. No breach of a covenant of this Lease shall be deemed to have been waived by the other party unless the waiver is in writing and is signed by such party.

(d)     Except where another rate of interest is specifically provided for in this Lease, any amount due from either party to the other under this Lease which is not paid when due, shall bear interest at the rate per annum ("Interest Rate") equal to the prime interest rate published from time to time by the Wall Street Journal plus four (4) percentage points (but in no event to exceed the maximum lawful rate) from the date such amount was originally due to and including the date of payment.

(e)     If Tenant or Landlord is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of the corporation, partnership or limited liability company (in his/her representative capacity only) represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation, partnership or limited liability company and that this Lease is binding upon the corporation, partnership or limited liability company.

(f)     This Lease shall be governed by and construed in accordance with the laws of the State in which the Project is located without giving effect to the choice of law provisions thereof. Time is of the essence of every obligation of Landlord and Tenant hereunder.

(g)     Tenant waives any and all rights of redemption granted under any present and future laws in the event Landlord obtains the right to possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

(h)     In the event that, at any time after the date of this Lease, either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the party not prevailing in such action or proceeding shall reimburse the prevailing party for its actual attorneys' fees, and all fees, costs and expenses incurred in connection with such action or proceeding, including, without limitation, any post-judgment fees, costs or expenses incurred on any appeal or in collection of any judgment.

(i)     TO THE EXTENT PERMITTED BY LAW, IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL, AND THEY DO HEREBY, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS ON ANY MATTERS ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OF, OR OCCUPANCY OF, THE PREMISES. THIS WAIVER IS MADE FREELY AND VOLUNTARILY, WITHOUT DURESS, AND ONLY AFTER EACH OF THE PARTIES HERETO HAS HAD THE BENEFIT OF ADVICE FROM LEGAL COUNSEL ON THE SUBJECT.

(j)     Tenant shall observe faithfully and comply with, and shall cause its employees and invitees to observe faithfully and comply with, reasonable and nondiscriminatory rules and regulations governing the Project as may from time to time be promulgated by Landlord, which rules and regulations currently include the provisions of Exhibit H attached hereto and incorporated herein by this reference. In the event of a conflict between the terms and conditions of this Lease and the terms and conditions of the rules and regulations, the express terms and conditions of this Lease shall control.

(k)     Neither this Lease nor any memorandum hereof shall be recorded by either party hereto.

(l)     Should Landlord sell, exchange or assign this Lease (other than a conditional assignment as security for a loan), then Landlord, as transferor, shall be relieved of any and all obligations on the part of Landlord accruing under this Lease from and after the date of such transfer and Landlord's successor in interest shall assume such obligations from and after such date.

(m)     Notwithstanding anything contained in this Lease to the contrary, it is expressly understood and agreed that the liability of Landlord under this Lease shall be limited to its interest in the Project and any judgments rendered against Landlord shall be satisfied solely out of Landlord's assets including the proceeds of sale of its interest in the Project, and neither Landlord nor any person or entity comprising Landlord nor any officer, member, shareholder, employee or representative of Landlord shall be liable for any deficiency. Subject to the foregoing sentence, (i) Tenant shall have no claim against Landlord (as Landlord is defined in Section 12.5) or any of Landlord's personal assets for satisfaction of any judgment with respect to this Lease, (ii) no personal judgment shall lie against Landlord upon extinguishment of its rights in the Premises and any judgment so rendered shall not give rise to any right of execution or levy against Landlord's assets, (iii) if Tenant claims or asserts that Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord's consent or approval, Tenant's sole remedy shall be an action for specific performance, declaratory judgment, or injunction and in no event shall Tenant be entitled to any monetary damages for a breach of such covenant and in no event shall Tenant claim or assert any claim for any monetary damages in any action or by way of set-off, defense, or counterclaim, and (iv) Tenant specifically waives the right to any monetary damages or other remedies. The provisions hereof shall inure to Landlord's successors and assigns including any mortgagee.

(n)     Landlord shall not be liable for any damage to Tenant's personal property or the personal property of others located in the Premises or in the Project, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise unless due to the gross negligence or willful misconduct of Landlord, its employees, agents or contractors. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Premises or Project or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of any nature whatsoever unless due to the gross negligence or willful misconduct of Landlord, its employees, agents or contractors. Landlord shall not be liable for any such damage caused by other tenants or persons in the Premises, occupants of adjacent property, of the Project, or the public, or caused by operations in construction of any private, public or quasi-public work. All property of Tenant kept or stored on the Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from and hereby waives any claims arising out of damage to the same or damage to Tenant's business, including subrogation claims by Tenant's insurance carrier. Under no circumstances will either Landlord or Tenant be liable for consequential or punitive damages under any provision of this Lease.

(o)     If any part of the Premises is at any time subject to a first mortgage or a first deed of trust, and this Lease or the rentals due from Tenant hereunder are assigned by Landlord to a mortgagee, trustee or beneficiary ("Assignee" for purposes of this clause (o) only) and Tenant is given written notice of the assignment including the post office address of Assignee, then Tenant shall also give written notice of any default by Landlord to Assignee, specifying the default in reasonable detail and affording Assignee the right to perform on behalf of Landlord during the period Landlord would otherwise have such right to perform. If and when Assignee has made performance on behalf of Landlord, the default shall be deemed cured.

(p)     Tenant shall pay all costs for work performed by or on account of it and shall keep the Premises and the Project free and clear of mechanics' liens or any other liens. Tenant shall give Landlord immediate notice of any lien filed against the Premises or the Project as a result of any work or improvement performed by or on behalf of Tenant. Tenant shall, within thirty (30) days following Landlord's demand, cause any lien to be discharged or removed of record, or bonded over. If Tenant fails to discharge such lien by paying the amount thereof and recording a lien release from the lien claimant, or fails to obtain an appropriate bond in an amount equal to one hundred fifty percent (150%) of the amount of said lien, or such other amount as may be adequate to cause the lien to be released as an encumbrance against the Premises and the Project, Landlord shall have the right, but not the obligation, in addition to all other rights and remedies available to Landlord under this Lease, and after ten (10) days prior written notice to Tenant, to either pay and discharge such lien, without regard to the validity thereof, or procure and cause to be recorded a lien release bond and to (i) collect from Tenant as Additional Rent; or (ii) deduct from any tenant improvement allowance or any other amount payable by Landlord to Tenant under this Lease (A) all costs reasonably incurred by Landlord in paying and discharging such lien, or in procuring such bond, and (B) all expenses incurred by Landlord in connection with such lien, including reasonable attorneys' fees and costs, recording fees and administrative costs and expenses.

(q)     Tenant shall not access, or perform any work on, the roof of the Premises, except for HVAC equipment work approved by Landlord. Landlord will cooperate with Tenant and Tenant's general contractor to provide access for installation and routine maintenance of the HVAC equipment. Any work on the roof approved by Landlord shall be performed in such manner as to avoid penetration of the roof membrane and so as not to void any roof warranties. Tenant shall be required to utilize Landlord's roofing contractor in the event Tenant or Tenant's Agents desire to perform work on the roof of the Premises for any repairs, alterations or improvements permitted to be made to the Premises by Tenant pursuant to the terms of this Lease; provided, however, if Landlord and Tenant reasonably determine that Landlord's roofing contractor's rates are not reasonably competitive, Tenant shall have the right to utilize any other licensed and reputable roofing contractor reasonably acceptable to Landlord, provided such roofing contract will not void Landlord's roof warranty.

(r)     Landlord shall be responsible for the payment of a commission owing to Landlord's Broker and Tenant's Broker (if any) specified in Section 1.14 (collectively, the "Brokers") in connection with this Lease, to the extent set forth in separate written agreement with Landlord's Broker, out of which Landlord's Broker shall compensate Tenant's Broker specified in Section 1.14. Landlord and Tenant each represent and warrant that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the Brokers and that it knows of no other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease. In the event of any claim for broker's or finder's fees or commissions in connection with this Lease in excess of that described in the first sentence of this Section, Landlord shall indemnify, hold harmless and defend Tenant from and against any and all liability, claims, demands, damages and costs (including, without limitation, reasonable attorneys' fees and other litigation expenses) on account of such claim if it shall be based upon any statement, representation or agreement claimed to have been made by Landlord and Tenant shall indemnify, hold harmless and defend Landlord from and against any and all liability, claims, demands, damages and costs (including, without limitation, reasonable attorneys' fees and other litigation expenses) on account of such claim if it shall be based upon any statement, representation or agreement claimed to have been made by Tenant.

(s)     All of the exhibits referenced in this Lease are incorporated herein by this reference.

(t)     If the ownership of the Project is in a Real Estate Investment Trust, then Landlord and Tenant agree that Rent paid to Landlord under this Lease shall qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the "Code") and the U.S. Department of Treasury Regulations promulgated thereunder (the "Regulations"). Should the Code or the Regulations, or interpretations thereof by the Internal Revenue Service contained in Revenue Rulings, be changed so that any Rent no longer qualifies as "rent from real property" for the purposes of Section 856(d) of the Code and the Regulations promulgated thereunder, other than by reason of the application of Section 856(d)(2)(B) or 856(d)(5) of the Code or the Regulations relating thereto, such Rent shall be adjusted so that it will so qualify; provided, however, that any adjustments required pursuant to this Section shall be made so as to produce the equivalent (in economic terms) Rent as payable prior to such adjustment.

(u)     Tenant agrees, at its sole cost and expense, to be responsible for the removal of trash generated by the use of the Premises; provided, however, at Landlord's option by notice to Tenant, Landlord shall have the right to arrange for such trash removal and bill Tenant monthly in advance (based on estimates) for the cost of such removal, plus an administrative fee equal to fifteen percent (15%) of such costs, subject to an annual reconciliation based upon the actual costs of such trash removal. In the event Tenant shares a trash receptacle with other occupants at the Project, Landlord shall reasonably allocate the costs of such trash removal to Tenant.

(v)     Tenant acknowledges that Tenant's failure to submit any required document, certificate, report, insurance policy or certificate as and when required in this Lease will cause Landlord to incur additional costs of administration, and agrees that in the event Tenant fails to submit any required document, certificate, report, insurance policy or certificate as and when required in this Lease, Tenant shall pay to Landlord a "Service Charge" in the amount of One Hundred Dollars ($100.00) for each week or portion thereof that said failure continues. Tenant agrees that such Service Charge shall not constitute damages, and that neither Tenant's payment of such Service Charge nor Landlord's acceptance of such payment shall result in a cure of any default under this Lease, or waiver of any default under this Lease by Landlord.

(w)     Tenant acknowledges and agrees that the name of the Project and all variations thereof, are proprietary to Landlord. Tenant shall not use any such name or any variation thereof or identify Landlord in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or use any trademark, service mark, trade name or symbol of Landlord or that is associated with it, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion. Notwithstanding the foregoing, Tenant may use the name of the Project to identify the location of the Premises.

(x)     Tenant agrees to reasonably cooperate with Landlord to the extent required by Landlord to comply with energy conservation laws including, without limitation, providing or consenting to any utility company providing Tenant's energy consumption information for the Premises to Landlord.

(y)     Notwithstanding anything to the contrary contained in this Lease, (a) Tenant shall not transfer any interest in the Lease or Premises or the right to use or occupy the Premises (collectively, the "Premises Use") where the amounts to be paid by the transferee are determined by the income or profits of any person (other than rents based on gross income or receipts); (b) Tenant shall not grant any Premises Use to any person in which Landlord owns any interest, directly or indirectly (by applying the constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code of 1986, as amended the "Code"); and (c) Tenant shall not permit any the Premises Use by any person or in any manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any Transfer document to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto. Further, in the event Landlord is a real estate investment trust, and Landlord in good faith determines that its status as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Landlord may request reasonable amendments to this Lease, and Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such amendments do not (i) increase the monetary or other obligations of Tenant pursuant to this Lease or (ii) in any other manner adversely affect Tenant's interest in the Premises or rights pursuant to this Lease.

(z)     Tenant shall not assign this Lease to a party who, or whose officers, directors, or controlling shareholders, partners or members, is or are a "blocked person" identified on the list kept by the U.S. Treasury Department's Office of Foreign Assets ("OFAC"). Tenant represents and warrants to Landlord that neither Tenant nor any person holding a direct or indirect ownership interest in Tenant is described in, covered by or specially designated pursuant to, or affiliated with any person described in, covered by or specially designated pursuant to, any Anti-Terrorism Law or any list issued by any department or agency of the United States of America in connection with any Anti-Terrorism Law. "Anti-Terrorism Law" shall mean Executive Order 13224, as amended; the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701-06 et seq.; the Iraqi Sanctions Act, Pub.L. 101-513, 104 Stat. 2047-55; the United Nations Participation Act, 22 U.S.C. Section 287c; the Antiterrorism and Effective Death Penalty Act; the International Security and Development Cooperation Act, 22 U.S.C. Section 2349 aa-9; the Terrorism Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Governments Sanctions Regulations, 31 C.F.R. Part 596; and the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597. The foregoing restrictions shall not be applicable to the shareholders of public companies.

(aa)     This Lease may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on a single counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more of the counterparts. Any signature page of this Lease may be detached from any counterpart of this Lease and reattached to any other counterpart of this Lease. This Lease shall be deemed executed and delivered upon each party's delivery of executed signature pages of this Lease, which signature pages may be executed by electronic signature (including, without limitation, via the electronic signature system known as "DocuSign") and transmitted by facsimile, .pdf or .tif digital file format, in which case the facsimile, .pdf or .tif copy and the signature set forth thereon (electronic or otherwise) shall be deemed to be an original, and shall have the same legal force as an original. All parties to this Lease waive any and all rights to object to the enforceability of this Lease based on the form or delivery of signature.

(bb)     Within ten (10) days after Landlord's written request following the expiration or earlier termination of the Lease Term, Tenant shall execute and deliver to Landlord a quitclaim deed for the Premises and Tenant's interests created hereby. Notwithstanding anything to the contrary, the provisions of this Section 19.9(dd) shall survive the expiration or earlier termination of this Lease.

(cc)     Tenant acknowledges that some or all of the Project may be subjected to the condominium form of ownership prior to or during the Term and that if same shall be subjected to the condominium form of ownership, then, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to any condominium declaration and any other documents (collectively, the "Declaration") which shall be recorded in order to convert some or all of the Project to a condominium form of ownership. If any such Declaration is to be recorded, Tenant, upon request of Landlord, shall enter into an amendment of this Lease in such respects as shall be reasonably necessary to conform to such condominiumization (and sign such other documents as shall be necessary to cause such condominiumization); provided, however, that no such amendment, and no such condominium regime, does or will materially enlarge Tenant's obligations under this Lease or materially limit Tenant's rights or remedies under this Lease.

(dd)     Right of First Refusal. For a period of thirty-six (36) months following the Effective Date, Tenant shall have a Right of First Refusal to the adjacent space consisting of approximately two thousand (2,000) leasable square feet, as shown on Exhibit "B". During such thirty-six (36) month period Landlord shall not accept any offer from a third party (the "Third Party Offer") to lease or take such space (or any portion thereof) without first delivering to Tenant a copy of the Third Party Offer and offering in writing to lease to Tenant the space on all of the same terms and conditions contained in the Third Party Offer. If Tenant wishes to exercise this Right of First Refusal, Tenant must do so within ten (10) days after Tenant's receipt of the Third Party Offer. Tenant agrees that in the event it exercises the Right of First Refusal, that within thirty (30) days from the exercise of the Right of First Refusal, Tenant will enter into and execute an amendment adding the space to this Lease on the terms and conditions set forth in the Third Party Offer.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on the day and year first above written.

LANDLORD:	TENANT:

LMC NE Minneapolis Holdings, LLC,

a Delaware limited liability company

By: LMV NE Minneapolis REIT, LLC,

a Delaware limited liability company,

its sole member

By: Lennar Multifamily BTC Venture GP Subsidiary, LLC,

a Delaware limited liability company,

its manager

By: Lennar Multifamily BTC Venture Manager, LLC,

a Delaware limited liability company,

its manager

By:

Name:

Its:

The Good Clinic LLC, a Minnesota limited liability company By: Name: Its:

EXHIBIT A

SITE PLAN DEPICTING RETAIL PROJECT

Exhibit A-1 – Page 1

EXHIBIT A-1

SITE PLAN DEPICTING PROJECT AND

PROPORTIONATE SHARE CALCULATIONS

Exhibit A-1 – Page 2

EXHIBIT A-2

LEGAL DESCRIPTION OF PROJECT

All that certain real property situated in the City of Minneapolis, County of Hennepin, State of Minnesota, and being more particularly described as follows:

Lot 1, Block 1, LMC Addition, according to the plat thereof, Hennepin County, Minnesota, together with rights accruing to the parcel in vacated 4th Street Northeast.

Exhibit A-2 – Page 1

EXHIBIT B

PREMISES

(and ROFR Space)

Exhibit B – Page 1

EXHIBIT C

CONSTRUCTION PROVISIONS

1.     Description of Landlord's Work. Attached hereto as Schedule 1 and incorporated herein by this reference is a description of the improvements within the Premises which will be provided by Landlord at Landlord's sole cost and expense (the "Landlord's Work"). As of the Effective Date, Tenant acknowledges that all of Landlord's Work is complete, but the same shall not negate any obligation of Landlord to comply with the provisions of Schedule 1. Following tender of possession of the Premises to Tenant, Landlord shall not be liable for the condition of the Premises or for the performance of any work in the Premises except as specifically otherwise set forth in this Lease.

2.     Description of Tenant's Work.

Tenant accepts the Premises in its "as is, where is" condition. All work necessary for Tenant to conduct business in the Premises, including without limitation, the demising wall, all interior finishes, furniture, fixtures, equipment, décor, signage, fees connection charges, licensing and permitting, shall be provided by Tenant at Tenant's sole cost and expense (the "Tenant's Work"). Tenant's Work shall conform to the requirements of governmental authorities and shall be consistent with the design criteria established by Landlord's project architect. Landlord shall have approval rights over all work that Tenant performs in the Premises, including without limitation approval of Tenant's plans and specifications, materials and fixtures.

Landlord shall reimburse Tenant for Tenant's actual, out-of-pocket costs for preparation of an initial space plan and one revision for the Premises, not to exceed $1,500 in total reimbursement within 30 days after receipt by Landlord of an invoice and W-9 from Tenant's consultant.

3.     Provisions For Completion of Plans and Specifications and Construction of Premises.

(a)     The procedure for approval of Tenant's plans and specifications is as follows:

(i)     Within thirty (30) days following the execution of this Lease, Tenant shall submit to Landlord four (4) sets of fully-dimensioned one-quarter inch (1/4") scale drawings and specifications prepared by Tenant's licensed architect at Tenant's expense, which drawings shall indicate clearly and in detail all specific changes and alterations to the Premises including, but not limited to, the storefront, interior partitions, fixture plans, plumbing, lighting, electrical outlets and all of Tenant's Work, as described above. Any and all such plans shall be subject to Landlord's prior written approval. Landlord shall have ten (10) business days within which to approve or disapprove Tenant's proposed plans. In the event Landlord shall disapprove Tenant's plans and specifications, Landlord shall provide Tenant with written objections, and Tenant shall have five (5) business days within which to amend its proposed plans and incorporate Landlord's required changes. Landlord has reviewed and approved Tenant’s architectural drawings for the Tenant’s Work. Tenant has not submitted mechanic, electrical or plumbing plans and specifications for Tenant’s Work. Landlord agrees it will not unreasonably withhold approval of mechanic, electrical or plumbing plans and specifications conforming to the approved architectural drawings. Tenant shall notify Landlord of any deviation from the approved architectural drawings.

(ii)     Upon Landlord's approval of Tenant's proposed plans, Tenant shall promptly submit such approved plans to the appropriate governmental authority for plan checking and the issuance of a building permit. In the event such governmental authority requires any changes to such approved plans prior to the issuance of a building permit, Tenant shall, at its sole cost and expense, promptly change such plans pursuant to such governmental request and submit such changed plans to Landlord for its approval. Landlord shall have five (5) business days within which to approve or disapprove such changed plans. In the event Landlord shall disapprove such changed plans, Landlord shall provide Tenant with written objections, and Tenant shall have five (5) business days within which to amend such plans and incorporate Landlord's required changes. Upon Landlord's approval of the changed plans, Tenant shall promptly resubmit such plans to the appropriate governmental authority for plan checking and the issuance of a building permit as previously set forth in this Subparagraph (ii). All costs and fees required to be paid in connection with the issuance of Tenant's building permit (and any other approvals required to be obtained by Tenant for its use of the Premises), whether assessed on Landlord or Tenant, shall be borne by Tenant. Upon Tenant's receipt of a building permit and any other necessary governmental approvals for Tenant's Work based upon plans approved by Landlord (the "Final Approved Plans"), and after tender of possession of the Premises to Tenant, Tenant shall immediately commence construction of Tenant's Work and shall diligently pursue such construction to completion in accordance with the Final Approved Plans.

(iii)     No changes, modifications or alterations to the Final Approved Plans may be made without the prior written consent of Landlord, not to be unreasonably, withheld, delayed or conditioned. Landlord shall not be entitled to any construction management or other supervision fee; provided, however, that Landlord shall be entitled to deduct from the Tenant Improvement Allowance (defined below) any reasonable, documented, out-of-pocket third-party costs relating to review of any changes to the Final Approved Plans that impact the Retail Project structure or shared utility systems.

(b)     Tenant shall not commence any work in the Premises unless and until the following conditions have been met: (i) Final Approved Plans shall have been achieved; (ii) Landlord shall have reasonably approved Tenant's contractor (it being acknowledged and agreed that Gardiner Builders Minneapolis LLC has been approved to perform Tenant's Work and Landlord agrees not to unreasonably withhold consent of the chosen contractors, subcontractors and suppliers once such information is delivered to Landlord); (iii) Tenant shall have obtained all permits and approvals from all appropriate governmental authorities for the Tenant's Work and shall furnish Landlord with copies of all such permits; (iv) Tenant, its contractor and subcontractors (collectively, "Tenant's Agents") shall have procured all insurance required under the provisions of this Lease and shall have furnished Landlord with certificates of such insurance in accordance with the provisions of this Lease; and (v) Landlord shall have consented to the commencement of Tenant's Work.

Schedule 1 to Exhibit C – Page 1

(c)     In addition, Tenant shall submit to Landlord, by certified or registered mail at least five (5) days prior to the commencement of construction within the Premises, the following information:

(1)     The names, addresses and license class and number of all contractors and subcontractors Tenant intends to engage in the construction of the Premises;

(2)     The date on which Tenant's construction work will commence, together with the estimated date of completion of Tenant's construction work and fixturization, and the date on which Tenant expects to be ready to open for business in the Premises;

(3)     An itemized statement of estimated construction costs, including architectural, engineering and contractors' fees; and

(4)     Copies of all required building and other permits.

(d)     All contractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's contractors and other contractors on the job. All work shall be coordinated with the general project work of the Project. Tenant's Agents are responsible for trash removal during any period of construction. Location of proposed construction dumpster and staging area is subject to Landlord's prior approval.

(e)     Construction shall comply in all respect with applicable Federal, State, County and City statutes, ordinances, regulations, laws and codes.

(f)     Subject to the terms and conditions of the Lease, Tenant shall apply and pay for all utility meters, hook-up fees and services.

(g)     Tenant's Work shall be subject to the inspection of Landlord and its supervisory personnel.

(h)     (i)     The Tenant's Work shall be constructed in accordance with the Final Approved Plans in a good and workmanlike manner and in compliance with all applicable Laws. Neither Tenant nor Tenant's Agents shall unreasonably interfere with, obstruct, or delay, any other work in the Project outside of the Premises. Tenant and Tenant's Agents shall abide by all reasonable rules made by Landlord's contractor with respect to the storage of materials and coordination of work with other work being performed in the Project. Each contract or subcontract entered into by Tenant for the performance of Tenant's Work shall include a standard warranty that the Tenant's Work shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of Tenant's Work, and/or the Premises and/or Common Areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to Tenant's Work shall be written such that such guarantees or warranties shall inure to the benefit of Landlord and Tenant, as their respective interests may appear, and can be directly enforced by any of them. Tenant covenants to give to Landlord any assignment or other assurances reasonably necessary to effect such right of direct enforcement. Tenant will use Landlord's subcontractor for mechanical, electrical, plumbing, roofing and roofing consultant provided such subcontractors' rates are competitive.

(ii)     All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including property damage, all with limits, in form and with companies as are reasonably required by Landlord (including without limitation those set forth on Exhibit I), and the policies therefor shall inure to the benefit of Tenant and Landlord, as their interests may appear. In addition, during the course of performance of the Tenant's Work, Tenant shall carry "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of the Tenant's Work and such other insurance as Landlord may reasonably require (including without limitation those set forth on Exhibit I). Certificates for all insurance carried pursuant hereto shall be delivered to Landlord before the commencement of construction of the Tenant's Work and all such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant's Work is damaged by any cause during the course of the construction thereof, Tenant shall promptly repair or cause to be repaired the same at Tenant's sole cost and expense. Tenant and Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant's Work is completed. All insurance required hereunder shall preclude subrogation claims by the insurer against anyone insured thereunder and shall provide that it is primary insurance as respects Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder.

(iii)      Within sixty (60) days following the completion of the Tenant's Work, Tenant shall deliver to Landlord (i) a set of as-built drawings for the Premises, (ii) a Certificate of Substantial Completion on AIA Form G704 signed by the Tenant, architect and general contractor, and (iii) a copy of all warranties, guaranties and operating manuals and information relating to the improvements, equipment, and systems in the Premises. Tenant shall obtain a certificate of occupancy for the Premises promptly following completion of the Tenant's Work.

Schedule 1 to Exhibit C – Page 2

(iv)     Landlord may require Tenant to erect a temporary barricade within seven (7) days after request by Landlord, enclosing the storefront. Such storefront shall be constructed of such materials, colors and content, if any, as approved by Landlord and in such dimensions as Landlord may determine, all at Landlord's sole discretion. Tenant shall install Tenant's graphics on the barricade, provided that prior thereto Tenant must obtain Landlord's approval of such graphics, in its sole discretion. Alternatively, at Landlord's sole election, Landlord shall have the right to erect the temporary barricade, and the cost of constructing, and removing such barricade, including, without limitation, repair, patching, painting and graphics, shall, to the extent performed by Landlord, be reimbursed to Landlord by Tenant within ten (10) days after Tenant's receipt of a bill therefor. Tenant shall not move, remove or otherwise disturb such barricade without the Landlord's written authorization. At such time as Landlord has determined that all work in the Premises has been completed, Landlord shall authorize the removal of the barricade, provided that such authorization may be conditioned upon Landlord's requirement that Tenant place graphics in the windows of the Premises, which graphics must be approved by Landlord in its sole discretion.

(i)     Designation of Representatives. With respect to the construction of the Tenant's Work, Landlord hereby designates Al Reuvers (al.reuvers@livelmc.com) , as "Landlord's Representative", and Tenant hereby designates Michael Howe, as "Tenant's Representative". Tenant hereby confirms that Tenant's Representative has full authority to act on behalf of and to bind Tenant with respect to all matters pertaining to the construction of Tenant's Work. Landlord hereby confirms that Landlord's Representative has limited authority to act on behalf of Landlord with respect to matters pertaining to the construction of Tenant's Work. Either party may change its designated representative upon five (5) days prior written notice to the other party. Notwithstanding anything herein to the contrary, in no event will Landlord charge any construction management or supervision fee or other fees in connection with the supervision of the Tenant Work.

4.     Tenant Improvement Allowance. Subject to the terms and conditions hereof, Landlord agrees to provide Tenant an improvement allowance equal to the lesser of the total amount of out-of-pocket costs incurred by Tenant in construction of the Tenant's Work and an amount determined by multiplying the Floor Area of the Premises by Fifty Dollars ($50.00) ("Tenant Improvement Allowance"). Landlord will also provide an allowance for Tenant's construction of demising walls separate from the Tenant Improvement Allowance (the "Demising Wall Allowance"), but which shall be subject to the same disbursement conditions. The Demising Wall Allowance shall cover the cost of construction of demising walls in accordance with governmental rules, regulations, and codes, including, without limitation, taped and sanded sheetrock on both sides thereof. In addition to the cost of construction and materials for Tenant's Work, the Tenant Improvement Allowance is available for reimbursement of soft costs, including project management fees, furniture, fixtures, equipment, cabling, moving costs and other relocation expenses. Provided (a) Tenant is not in default under this Lease beyond any applicable notice and cure periods, and (b) the Premises are lien-free, then Landlord agrees to provide the Tenant Improvement Allowance, payable in a lump sum payment as provided herein. Landlord reserves the right to pay the Tenant Improvement Allowance directly to the general contractor or other third parties performing Tenant's Work. Landlord will pay the Tenant Improvement Allowance (or such portion as is due pursuant to the terms of the Lease) within thirty (30) days following the 25th of the month of the later of Tenant's submission of a draw request and supporting documentation reasonably acceptable to Landlord and the date Tenant satisfies the following requirements:

a)

Tenant has provided Landlord with a Sworn Construction Statement identifying all contractors, subcontractors and materialmen performing Tenant's Work and certified by Tenant's general contractor, together with a Total Project Cost Statement certified by Tenant incorporating the Sworn Construction Statement, identifying all soft and hard project costs for the Tenant's Work.

b)

Tenant has paid to Landlord all amounts owing to Landlord pursuant to this Lease as of the date reimbursement is to be made, and Tenant is not otherwise in default of any other term or condition of the Lease as of such date beyond any applicable notice and cure period.

c)

Receipt by Landlord of Tenant's application for payment of the tenant improvement allowance, accompanied by receipted invoices covering all of Tenant's Work in an amount not less than the total allowance.

d)

Tenant has completed Tenant's Work, all required governmental inspections of Tenant's Work have taken place, the completed Tenant's Work has passed such governmental inspections and, at Landlord's option, has been reasonably approved by Landlord's architect.

e)

Tenant has delivered to Landlord signed and notarized, final lien waivers and releases, in statutory form, for all contractors, subcontractors and materialmen who performed work or supplied materials in connection with the completion of Tenant's Work, along with an affidavit from the general contractor performing Tenant's Work confirming that Tenant's Work is completed in conformance with the approved plans and that all contractors and suppliers of any kind have been paid in full.

f)	Tenant has submitted to Landlord a copy of all building permits with all sign-offs executed.

g)	Tenant has fully fixtured, stocked and staffed the Premises and opened for business to the public in the Premises.

h)	Tenant has delivered to Landlord the final Certificate of Occupancy for the Premises.

Schedule 1 to Exhibit C – Page 3

i)	Tenant has submitted to Landlord invoices and proofs of payment for Tenant's Work and other reimbursables in an amount not less than the requested Tenant Improvement Allowance.

j)

Tenant has submitted to Landlord As-Built drawings for all of Tenant's Work together with a certificate of final completion or its equivalent issued by Tenant's architect and confirming compliance and confirmation that Tenant's Work complies with the Americans with Disabilities Act.

k)	Tenant has paid the first month's Rent after the Commencement Date has occurred and delivered the Security Deposit.

l)	Tenant has waived or satisfied all contingencies to the effectiveness of the Lease.

m)	Tenant has delivered to Landlord certificates of insurance as required by this Lease together with a completed and signed Form W-9.

If Tenant does not deliver a request for payment of the Tenant Improvement Allowance to Landlord within one hundred eighty (180) days after the Commencement Date of this Lease complying with the above requirements, then Tenant shall be deemed to have waived, without the requirement of any notice, any right to the Tenant Improvement Allowance and Landlord's reimbursement obligation under this Section 4 shall be deemed null and void and of no further force or effect. Landlord and Tenant acknowledge and agree that any and all alterations, improvements, or non-moveable installations made by Tenant to or upon the Premises which are funded by the Tenant Improvement Allowance, or the costs of which are reimbursed to Tenant by the Tenant Improvement Allowance, are and shall at all times remain the property of Landlord. Furthermore, in the event Tenant is in default, beyond applicable notice and cure periods, at the time Tenant is entitled to receive the Tenant Improvement Allowance, or in the event any of Tenant's contractors, materialmen or suppliers have not been timely paid by Tenant, then Landlord shall have the right, in addition to all other rights and remedies available to Landlord, to apply all or any portion of the Tenant Improvement Allowance to cure Tenant's default and to reimburse Landlord for any costs incurred by Landlord in curing such default, or pay such contractors, materialmen or suppliers directly from the Tenant Improvement Allowance, whichever the case may be, with any remaining balance paid to Tenant as required herein.

SCHEDULE 1 TO EXHIBIT C

LANDLORD'S WORK

NordHaus

315 1st Ave NE, Minneapolis, MN 55413

LANDLORD'S WORK: Landlord shall provide, at no cost to Tenant, the following work (collectively "Landlord's Work") to the Premises and in compliance with standard construction practices and applicable code requirements.

1.	CEILINGS: Per Landlord's architectural drawings and specs, the Landlord shall furnish the Tenant space without any ceilings or soffits.

2.	DOORS (ENTRANCE): Per Landlord's architectural drawings and specs, the Landlord shall provide one pair of aluminum storefront exterior entrance doors to the retail space.

3.

DOORS (SERVICE): Per Landlord's architectural drawings and specs, the Landlord shall provide a commercial grade exit/service door to the retail space. Notwithstanding the foregoing, Tenant shall have the right to replace and/or relocate the same as provided in Tenant's Work, at Tenant's sole cost and expense.

4.

ELECTRICAL SERVICE: Landlord will provide one 200 amp separately metered electrical panel in a mutually agreed upon location. In addition, the Landlord will provide and install a 2" minimum conduit to the tenant space to connect to the electrical room. Wiring within the Tenant space and conduit will be the responsibility of the Tenant. Any additional electrical requirements would be the responsibility of the tenant and to be coordinated with the owner prior to the Tenant's build-out.

5.	FIRE ALARM SYSTEM: Landlord will provide code required and code compliant fire alarm system for the entire building; Tenant responsible for their own space and to tie back into building system.

6.

FIRE SPRINKLER SYSTEM: Per Landlord's architectural drawings and specs, the Landlord shall provide code compliant fire sprinkler system with upturned heads to the retail space. Tenant responsible for design changes with their own space and to tie back into the overall system.

7.

FLOOR: Per the architectural drawings and specs, the Landlord shall provide slab-on-grade concrete substructure capable of receiving floor finishes by Tenant. There are no leave-out areas in the current slab. Tenant will be responsible for removing portions of the slab for future tenant installed utilities and for replacing the slab to its prior condition. Tenant is responsible for maintaining the vapor mitigation system underneath the slab.

Schedule 1 to Exhibit C – Page 4

8.

GAS (NATURAL GAS): Per Landlord's architectural drawings and specs, the Landlord shall provide a minimum 1" gas line stubbed to the Tenant space including the individual gas meter. Gas will be at 2PSI stubbed to the space.

9.

HVAC: Each tenant will be responsible for providing its own heating, cooling and ventilation systems utilizing a split system with condensers to be located on the 6th floor roof. Options for this work needs to be reviewed, coordinated, located, and approved by Landlord based on specific tenant requirements. Building penetrations required to serve these systems will be submitted for Landlord review and approval prior to start of work. Tenant is required to provide mechanical means (motor operated dampers) for closing off every ventilation and exhaust duct from the Premises when area is unoccupied. Fresh air intake and exhaust may take place at the front of the retail bay via louvers covered by retail signage and signage backing; design and location to be approved by Landlord.

10.	LIGHTING: Per Landlord's architectural drawings and specs, the Landlord shall provide temporary utility lighting only. Permanent lighting to be provided by the Tenant.

11.

PARKING: Per the architectural drawings and specs, the Landlord shall provide parking spaces for use by the tenant customers at market rates. Exact locations, assignment, stall count, and lease rates, etc. to be determined.

12.	PEST CONTROL: The Landlord shall deliver the space free of pest and rodent infestation.

13.	RESTROOMS: Tenant responsible for restrooms within the Tenant space.

14.

SANITARY SEWER: Per Landlord's architectural drawings and specs, the Landlord shall provide 4" sanitary sewer connections stubbed to the Tenant space. Tenant is responsible for accessing the sanitary sewer through the slab to comply with its layout needs.

15.

SIGNAGE: Tenant must submit all signage to Landlord for reasonable approval. Signage must not impact overall building signage or other retail tenant signage. Tenant is responsible to ensure all signage meets city and code requirements and obtain necessary governmental approvals and otherwise comply with Lease.

16.	STOREFRONT: Per Landlord's architectural drawings and specs. Changes to storefront system are the responsibility of the Tenant, subject to the reasonable approval of the Landlord.

17.

TELEPHONE/TELECOM: Per the architectural drawings and specs, the Landlord shall provide a conduit stubbed to the retail space connected to building telecom room. All connections from the Premises to the conduit in the retail space and further to the building telecom room are responsibility of the Tenant.

18.	TRASH AND WASTE: Per Landlord's architectural drawings and specs, the Landlord shall provide an accessible trash/recycling room.

19.

UTILITY FEES (IMPACT, CONNECTION, ETC.): The Tenant will be responsible for the cost of SAC units on base retail for leased area, as required by the Metropolitan Council. The Tenant will be responsible for all other utility tap, connection, and impact fees.

20.

WALLS (EXTERIOR): Per the architectural drawings and specs, the Landlord shall provide code-compliant fully enclosed (insulation, water barrier, vapor barrier, etc. as necessary) exterior walls with unfinished interiors ready for drywall, tenant finishes, and build-out by Tenant.

21.

WATER (DOMESTIC): Per Landlord's architectural drawings and specs, the Landlord shall provide a minimum 2" cold water service line stubbed to the tenant space. Will have and maintain 45PSI static water pressure minimum.

22.	OTHER: Landlord reserves the right to install Project utilities within the Premises per Project architectural plans and specs.

<END OF WORK LETTER>

Schedule 1 to Exhibit C – Page 5

SCHEDULE 2 TO EXHIBIT C

TENANT'S WORK

All improvements beyond Landlord's Work necessary for Tenant to open for business from the Premises for the Permitted Use, including without limitation the Premises demising wall, all interior finishes, furniture, fixtures, equipment and décor, which improvements shall be consistent with the Final Approved Plans.

Schedule 2 to Exhibit C – Page 1

EXHIBIT D

GUARANTY OF LEASE

THIS GUARANTY OF LEASE ("Guaranty") is entered into as of the ______ day of ______________, 2020, by Mitesco, Inc., a Minnesota corporation ("Guarantor"), for the benefit of LMC NE Minneapolis Holdings, LLC, a Delaware limited liability company ("Landlord"), with reference to the following facts:

A.     Landlord and The Good Clinic LLC, a Minnesota limited liability company ("Tenant") have entered or will enter into a lease of even date herewith (the "Lease").

B.     By its covenants herein set forth, Guarantor has induced Landlord to enter into the Lease, which was made and entered into in consideration for Guarantor's said covenants.

1.     Guarantor unconditionally guarantees, without deduction by reason of setoff, defense or counterclaim, to Landlord and its successors and assigns the full and punctual payment by Tenant of all of the Rent due under the Lease.

2.     If Tenant shall at any time default beyond any applicable notice and cure period in the payment of any portion of Rent due under the Lease, Guarantor will be obligated to pay the same in the place and stead of Tenant. Guarantor shall also pay to Landlord all reasonable and necessary incidental damages and expenses incurred by Landlord as a direct and proximate result of Tenant's failure to perform, which expenses shall include reasonable attorneys' fees and interest on all sums due and owing Landlord by reason of Tenant's failure to pay same, at the maximum rate allowed by law.

3.     Any act of Landlord, or its successors or assigns, consisting of a waiver of any of the terms or conditions of the Lease, the giving of any consent to any matter or thing relating to the Lease, or the granting of any indulgence or extension of time to Tenant may be done without notice to Guarantor and without releasing Guarantor from any of its payment obligations hereunder.

4.     The payment obligations of Guarantor hereunder shall not be released by Landlord's receipt, application or release of any security given for the payment of any Rent due under the Lease.

5.     The liability of Guarantor hereunder shall in no way be affected by: (a) the release or discharge of Tenant in any creditor's, receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease resulting from the operation of any present or future provision of the national bankruptcy act or other statute or from the decision of any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant; (e) any disability or other defense of Tenant; (f) the cessation from any cause whatever of the liability of Tenant; (g) the exercise by Landlord of any of its rights or remedies reserved under the Lease or by law; or (h) any termination of the Lease.

6.     If Tenant shall become insolvent or be adjudicated bankrupt, whether by voluntary or involuntary petition, if any bankruptcy action involving Tenant shall be commenced or filed, if a petition for reorganization, arrangement or similar relief shall be filed against Tenant, or if a receiver of any part of Tenant's property or assets shall be appointed by any court, Guarantor shall pay to Landlord the amount of all accrued, unpaid and accruing Base Rent and other charges due under the Lease to the date when the debtor-in-possession, the trustee or administrator accepts the Lease and commences paying same. At such time, if any, as the debtor-in-possession, the trustee or administrator rejects the Lease, however, Guarantor shall pay to Landlord all damages that Tenant would otherwise have been obligated to pay under the Lease in the event of a termination of the Lease due to a Tenant default. Any operation of any present or future debtor's relief act or similar act, or law or decision of any court, shall in no way affect the obligations of Guarantor or Tenant to perform any of the terms, covenants or conditions of the Lease or of this Guaranty.

7.     Guarantor may be joined in any action against Tenant in connection with the payment obligations of Tenant under the Lease and recovery may be had against Guarantor in any such action. Landlord may enforce the obligations of Guarantor hereunder without first taking any action whatever against Tenant or its successors and assigns, or pursuing any other remedy or applying any security it may hold. Guarantor hereby waives all rights to assert or plead at any time any statute of limitations as relating to the Lease, the obligations of Guarantor hereunder and any surety or other defense in the nature thereof, and all other waivable defenses, including, without limitation: (i) that Landlord must first pursue Tenant, any other guarantor, or any other person or entity liable to Landlord, or must first pursue any other remedy in Landlord's power that Guarantor may not pursue, (ii) that the liability of Guarantor is prohibited from being larger in amount, or otherwise more burdensome, than that of Tenant, (iii) that Guarantor is not liable under this Guaranty because Tenant is not liable under the Lease, whether by personal disability or otherwise, and (iv)that Landlord must first seek to have the assets of Tenant, including any security deposit, applied to discharge the payment obligations of Tenant under the Lease.

8.     Until all of the Rent due under the Lease is fully paid, Guarantor: (a) shall have no right of subrogation against Tenant by reason of any payment by Guarantor hereunder; and (b) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the payment obligations of Tenant to Landlord under the Lease.

9.     This Guaranty shall apply to the Lease, any extension, renewal, modification or amendment thereof, to any assignment, subletting or other tenancy thereunder and to any holdover term following the Lease Term granted

Exhibit D – Page 1

under the Lease, or any extension or renewal thereof. Notwithstanding anything to the contrary contained herein, from and after any date that the Tenant ceases to be an affiliate of the Guarantor, the written consent of the Guarantor shall be required with respect to any amendment, modification, extension, renewal of the Lease, but only if Landlord has been provided prior written notice to Landlord's address set forth in the Lease of the change in affiliation between Tenant and Guarantor, which notice shall state conspicuously in capital letters "TENANT AND GUARANTOR HEREBY NOTIFY LANDLORD THAT GUARANTOR IS NO LONGER AFFILIATED WITH TENANT, AND HEREAFTER GUARANTOR CONSENT SHALL BE REQUIRED FOR ANY AMENDMENT, MODIFICATION, EXTENSION OR RENEWAL OF THE LEASE."

10.     In the event of any litigation between Guarantor and Landlord with respect to the subject matter hereof, the unsuccessful party in such litigation shall pay to the successful party all fees, costs and expenses thereof, including reasonable attorneys' fees and expenses.

11.     Intentionally deleted.

12.     This instrument constitutes the entire agreement between Landlord and Guarantor with respect to the subject matter hereof, superseding all prior oral and written agreements and understandings with respect thereto. It may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

13.     This Guaranty shall be governed by and construed in accordance with the laws of the State of Minnesota.

14.     Every notice, demand or request (collectively "Notice") required hereunder or by law to be given by either party to the other shall be in writing. Notices shall be given by personal service or by United States certified or registered mail, postage prepaid, return receipt requested, or by or same-day or overnight private courier, addressed to the party to be served at the address indicated below or such other address as the party to be served may from time to time designate in a Notice to the other party.

15.     Any action to declare or enforce any right or obligation under the Lease may be commenced by Landlord in the District Court, Hennepin County, Minnesota. Guarantor hereby consents to the jurisdiction of such Court for such purposes. Any notice, complaint or legal process so delivered shall constitute adequate notice and service of process for all purposes and shall subject Guarantor to the jurisdiction of such Court for purposes of adjudicating any matter related to this Guaranty. Landlord and Guarantor hereby waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Guarantor or Guarantor against Landlord on any matter whatever arising out of, or in any way connected with, the Lease or this Guaranty.

16.     This Guaranty may be assigned in whole or part by Landlord upon written notice to Guarantor, but it may not be assigned by Guarantor without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion.

17.     The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and permitted assigns of the parties hereto.

18.     If more than one guarantor, each Guarantor shall have joint and several liability for the obligations of Guarantor hereunder. If a Guarantor is a partnership, the obligations of such Guarantor under this Guaranty are the joint and several obligation of each general partner thereof. Any married person signing this Guaranty agrees that recourse may be had against community property assets and against his or her separate property for the satisfaction of all obligations contained herein. Landlord may release the obligations of any Guarantor without affecting Landlord's rights to recover against any other Guarantor.

19.     Landlord has the right to require Guarantor to satisfy the obligations of Guarantor hereunder, and shall have the right to proceed immediately against Guarantor, or any of them, with respect thereto. Without limitation of the generality of the foregoing, it shall not be necessary for Landlord (and each Guarantor hereby waives any rights which such Guarantor may have to require Landlord), in order to enforce the obligations of Guarantor hereunder, first to (i) institute a suit or exhaust its remedies against Tenant or others liable on the Lease or the obligations of Guarantor hereunder or any other person, (ii) join Tenant or any others liable on the Lease obligations in any action seeking to enforce this Guaranty, or (iii) resort to any other means of obtaining payment of the obligations arising under the Lease or guaranteed hereunder.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

"GUARANTOR"

Mitesco, Inc.,
a Minnesota corporation
By:

Print Name:
Its:

Landlord's Address for Notices:	Guarantor's Address for Notices:
Landlord's notice address as set forth in Section 1.19 of the Lease, including all required copies	4190 Vinewood Lane North, Suite 111-567 Plymouth, Minnesota 55442

Exhibit D – Page 2

EXHIBIT E

EXCLUSIVES AND USE RESTRICTIONS

Exclusives

Haus Salon –

No tenant or other occupant whose primary business from the space is operation of a hair salon or beauty spa.

Use Restrictions

No use or operation will be made, conducted or permitted on or with respect to all or any part of the Project, which use or operation would be obnoxious to or out of the harmony with the development or operation of a first-class shopping center, including (but not limited to) the following:

a.             Any public or private nuisance.

b.             Any obnoxious odor.

c.             Any noxious, toxic, caustic or corrosive fuel or gas.

d.             Any dust, dirt or fly ash in excessive quantities.

e.             Any unusual fire, explosion or other damaging or dangerous hazard.

f.             Any warehouse (but any area for the storage of goods intended to be sold at any retail establishments in the Project, shall not be deemed to be a warehouse), assembly, manufacturing, distillation, refining, smelting, agriculture or mining operations.

g.             Any dumping or disposal of garbage or refuse.

h.             Any fire, bankruptcy or auction house operation (except as may be conducted pursuant to court order).

i.              No sales shall be permitted outside of any floor area.

Exhibit E – Page 1

EXHIBIT F

NORDHAUS PARKING PROGRAM

Customers of Tenant may park in the Retail Project parking facility located within the Project using the non-exclusive, non-dedicated parking stalls designated by Landlord from time to time. The parking stalls initially available for use by the Retail Project are shown on the attached parking diagram. Parking for the Retail Project is planned as non-exclusive parking at market rates, as determined from time to time by Landlord. Notwithstanding the foregoing, the rights granted to Tenant herein are for six (6) annual parking contracts for temporary parking of passenger vehicles for use by employees, officers or directors of Tenant. Such spaces shall be unassigned parking stalls within the Project, at no charge to Tenant, and used only during business hours. Landlord has the right to assign specific stalls to Tenant, in Landlord's discretion as determined by Landlord from time to time. Following the third anniversary of the Commencement Date, Landlord will have the right to terminate Tenant's right to the six (6) spaces if space is limited due to retail customer parking. In such instance, Landlord will provide Tenant thirty (30) days' prior written notice that Landlord is terminating the spaces and Tenant may elect to retain up to six (6) spaces at then-current market rates, such market rate subject to change from time to time as determined by Landlord. Parking for customers is on a first-come, first-served basis. Landlord will provide a method of validation of parking or rebate of parking costs to allow the first ninety (90) minutes of customer parking to be discounted by one hundred percent (100%) of the applicable market rate. Use of validation program will be for Tenant's customers only, not employees, officers or directors of Tenant. Violation or abuse of validation program will result in loss of validation privileges and reimbursement of costs to Landlord.

Tenant and Tenant's employees, officers or directors shall not use the Common Areas for parking or storing personal vehicles, except as herein provided, and then only during business hours. Tenant shall furnish Landlord with a list containing the description and automobile license numbers (and State of issuance) of the vehicles of Tenant and its employees within fifteen (15) days of any request by Landlord, and shall thereafter advise Landlord upon request of any changes, additions or deletions to such list. No overnight parking of vehicles is allowed. No after-hours parking of vehicles is allowed unless the user of the given space is within the Premises during such period. Landlord shall have no liability for damage to vehicles or the contents of vehicles parked within the Common Areas. Nothing herein shall relieve Landlord of its obligations pursuant to the Lease, including, without limitation, to maintain the Common Areas.

Subject to the provisions of the first paragraph of this Exhibit, and so long as the same are adopted in a non-discriminatory manner to all retail tenants of the Retail Project, Landlord reserves the right to: (i) adopt additional requirements pertaining to parking, including without limitation, a parking system with charges favoring carpooling for Tenants and their employees, and any other parking system by validation, metering or otherwise, (ii) assign specific spaces, and reserve spaces for small vehicles, disabled individuals, and other tenants, customers of tenants or other parties (and Tenant and its employees and visitors shall not park in any such assigned or reserved spaces); (iii) place time limitations on specific parking spaces, and (iv) restrict or prohibit full size vans and other large vehicles. In case of any violation of these provisions or any applicable Legal Requirements, Landlord may: (a) refuse to permit the violator to park, and remove the vehicle owned or driven by the violator from the Project without liability whatsoever, at such violator's risk and expense and/or (b) charge the violator such reasonable rates as Landlord may from time to time establish for such violations. These provisions shall be in addition to any other remedies available to Landlord under the Lease or otherwise. The rights granted herein are not intended and shall not be construed as a dedication for public use and the parties and all persons claiming by or through them shall refrain from any action that would cause such a dedication and shall take whatever steps may be necessary to avoid such a dedication.

Tenant authorizes Landlord to tow, at the owner's expense, any vehicle belonging to Tenant or Tenant's employees parking in violation of these provisions and/or to attach violation stickers or notices to any such vehicle. If Landlord implements any reasonable program related to parking, parking facilities or transportation or other program to limit, control, enhance, regulate or assist parking by customers of the Project, Tenant, without cost, expense or liability, and so long as the same is not in contradiction to the first paragraph of this Exhibit, agrees to participate in the program under rules and regulations from time to time established by Landlord provided that such rules and regulations are applicable to all tenants of the Retail Project. Landlord agrees to provide Tenant with 10-days' prior written notice of any change in the parking rules prior to enforcing such new rules and regulations on the tenants of the Retail Project.

Tenant, without cost, expense or liability, and so long as the same is not in contradiction to the first paragraph of this Exhibit, (i) agrees to reasonably cooperate with all present or future programs intended to manage parking, transportation or traffic in and around the Project or Premises (but, shall fully comply with all such programs which are imposed by any governmental entity or authority), and (ii) shall use reasonable efforts and take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other related committees or entities.

Exhibit F – Page 1

RETAIL PARKING SHOWN BELOW

Exhibit F – Page 2

EXHIBIT G

SIGN CRITERIA

1)	Any lighted sign on the building must have an opaque back-plate so as to avoid light pollution into residential units.
2)	Primary sign symbols may not exceed 24" in height
3)	Primary sign lettering may not exceed 36" in height
4)	No signage may be placed on exterior facing windows without Landlord's approval, which may be withheld at their sole discretion.
5)	No awnings may be placed on the exterior façade without Landlord's approval, which may be withheld at their sole discretion.
6)	No interior signage may be intentionally visible from the exterior of the premises without Landlord's approval, which may be withheld at their sole discretion.
7)	No monument signs may be installed on site.
8)

Tenant primary signage shall be located on the face of Landlord built ipe screen above primary retail entrance awning, centered vertically and horizontally on ipe face, or any other location reasonably required by Landlord within the adjacent façade of the Premises.

9)	Tenant to provide all required utility connections.
10)

Tenant may install maximum allowable Exterior Signs, including without limitation, an Exterior Sign measuring 48" in height in a location approved by Landlord, such approval not to be unreasonably withheld, in compliance with the terms and conditions of the Lease.

Exhibit G – Page 1

EXHIBIT G - 1

TENANT'S APPROVED SIGNAGE

Exhibit G - 1 – Page 1

EXHIBIT H

RULES AND REGULATIONS

1.     Tenant shall keep the Premises in a neat and clean condition, free from any objectionable noises, odors or nuisances, shall operate its business without unreasonable noise or vibration emanating from the Premises, and shall comply with all applicable health, safety and police laws, ordinances and regulations of any governmental authority having jurisdiction over the Premises or the Project; provided, however, the foregoing shall not be construed to require Tenant to perform any repairs which are the obligation of Landlord pursuant to this Lease.

2.     Restrooms, toilets, urinals and wash basins shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers, food or other substance of any kind shall be thrown into them. Tenant shall not mark, drive nails, screw or drill into, paint or in any way deface the exterior walls, floor foundations, bearing walls or pillars without the prior written consent of Landlord. The expense of repairing any breakage, stoppage or damage resulting from a violation of this rule shall be borne by Tenant.

3.     Tenant shall not sell merchandise from vending machines or allow any coin or token operated vending machine on the Premises, except those provided for the convenience of Tenant's employees and pay telephones provided for the convenience of its customers.

4.     Tenant shall deposit trash and rubbish only within receptacles approved by Landlord. Tenant shall cause trash receptacles to be emptied at Tenant's cost and expense. Tenant shall not display or sell merchandise or allow carts, signs or any other object to be stored or to remain outside the Premises. Tenant shall use at Tenant's cost a pest extermination contractor to be selected by Landlord and at such intervals as required under the Lease.

5.     Tenant shall not erect any aerial or antenna on the roof, exterior walls or any other portion of the Premises. No awning or shade shall be affixed or installed over or in the show windows or the exterior of the Premises except with the consent of Landlord. Except as provided in the Lease, if Tenant desires window drop curtains in the show windows of the Premises, the same must be or such uniform shape, color, material, and make as may be prescribed by Landlord and must be put up as directed by Landlord, and paid for by Tenant.

6.     Tenant shall not solicit or distribute materials in the Common Area. Tenant shall not display, paint or place any handbill, bumper sticker or other advertising device on any vehicle parked in the Common Area. Tenant shall not distribute any handbills or other advertising matter in the Project.

7.     Tenant shall neither conduct on the Premises, nor advertise with respect to the Premises, any liquidation, "going out of business", distress, "lost our lease" or similar sale.

8.     Other than as permitted under the Permitted Use, Tenant shall not do anything in the premises, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire or the rate of fire insurance or which shall conflict with the regulations of the Fire Department or other applicable laws or with any insurance policy on the Project, and Tenant shall not use any machinery therein, even though its installation may have been permitted, which may cause any unreasonable noise or vibration to the floors or walls, or which by its weight might injure the floors of the Premises; provided, however, that Tenant may use all tools and products customarily used by Tenant in operating the Permitted Use, in compliance with all Laws and subject to the terms and conditions of the Lease, and such use shall not constitute a violation hereof. Landlord may limit weight, size and position of all safes, fixtures and other extra heavy equipment used in the Premises. In the event Tenant shall require extra heavy equipment, Tenant shall notify Landlord of such fact and shall pay the cost of structural bracing to accommodate same. All damage done to the Premises or Project by putting in or taking out, or maintaining extra heavy equipment shall be repaired at the expense of Tenant.

9.     Other than as provided in the Lease, deliveries of freight, supplies, equipment and/or inventory may be made to the Premises only during such hours and according to such regulations as may be reasonably designated from time to time by Landlord.

10.     No advertising medium shall be utilized by Tenant which can be heard or seen outside the Premises including, without limitation, flashing lights, searchlights, loudspeakers, phonographs, radios or televisions; provided, however, Tenant shall be permitted to use music and video within the Premises as part of its merchandising so long as the volume of same is maintained at levels which do not cause disturbance of other tenants of the Project.

11.     Tenant shall participate in any window cleaning program that may be established by Landlord. Tenant shall not be obligated to pay more for its participation in such window cleaning program than the prevailing competitive rate charged by reputable independent window cleaning contractors for equal service on a direct and individual basis.

12.     If Tenant undertakes any construction activities which cause any work stoppage, picketing, labor disruption or dispute, so as to interfere with activities at the Project, Tenant shall, upon request from Landlord, immediately suspend any construction work being performed in the Premises giving rise to such labor problems. Tenant shall have no claim for damages of any nature against Landlord for such suspension nor shall the Commencement Date be extended as a result thereof.

13.     Tenant shall not place a load on any floor in the Project which exceeds the load which the floor was designed to carry, or which may result in improper weight distribution on such floors.

Exhibit H – Page 1

14.     Landlord, from time to time, may establish further reasonable rules and regulations for the Project, and Tenant shall abide by same provided that they do not conflict with any specific provisions of this Lease and neither materially increase Tenant's obligations nor materially diminish Tenant's rights under this Lease. Landlord shall not be responsible to Tenant or to any other person for the nonobservance or violation of the rules and regulations by any other tenant or other person. In the event of any conflict between the terms and conditions of these rules and regulations and the terms and conditions of the Lease, the express terms and conditions of the Lease shall govern and control.

Exhibit H – Page 2

EXHIBIT I

TENANT INSURANCE REQUIREMENTS

Tenant shall procure and maintain, at its sole cost and expense, the following insurance coverages, from and after the Effective Date and continuing through the expiration or earlier termination of this Lease:

1.     Workers' Compensation:

Coverage A.      Statutory Benefits

Coverage B.     Employers' Liability limits of not less than:

Bodily Injury by accident          $1,000,000 each accident

Bodily Injury by disease          $1,000,000 policy limit

Bodily Injury by disease          $1,000,000 each employee

Tenant, on its own behalf and on behalf of its insurers and other providers of coverage, waives any and all right of recovery and right to subrogation in connection with matters to which such insurance applies. Where permissible by law, coverage must include a waiver of subrogation endorsement in favor of, and naming, LMC NE Minneapolis Holdings, LLC, Lennar Multifamily Communities, LLC, LMC Living LLC and Landlord's lender/mortgagee and property management company designated by Landlord from time to time, including their "respective parent companies, subsidiaries, and partners, partnerships, affiliated companies, successors and assigns."

2.     Automobile Liability:

Owned, Hired and Non-Owned Vehicles     $1,000,000     Combined Single Limit

3.     Commercial General Liability:

Commercial General Liability coverage (on a form at least as broad as ISO form CG 00 01 or equivalent), with limits of not less than:

Each Occurrence Limit     $1,000,000

Personal Advertising Injury Limit     $1,000,000

Products/Completed Operations Aggregate Limit     $2,000,000

General Aggregate Limit     $2,000,000

(other than Products/Completed Operations)

The policy must include:

a.	Standard ISO CG 00 01 Contractual Liability coverage, or its equivalent, and a Separation of Insureds clause.

b.	Coverage must be on an "occurrence" form. "Claims Made" and "Modified Occurrence" forms are not acceptable.

c.

Such coverage as is afforded by this policy for the benefit of the additional insured(s) is primary and any other coverage maintained by such additional insured(s) shall be non-contributing with the coverage provided under this policy

d.	An Additional Insured Endorsement (equivalent to ISO form CG 20 11 04 13) naming as additional insured:

LMC NE Minneapolis Holdings, LLC, Lennar Multifamily Communities, LLC, LMC Living LLC and Landlord's lender/mortgagee and property management company designated by Landlord from time to time, including their "respective parent companies, subsidiaries, and partners, partnerships, affiliated companies, successors and assigns."

Such insurance shall be subject to increases in amount as Landlord may reasonably determine from time to time. Such insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property set forth in Section 12.3 of the Lease.

4.     Umbrella/Excess Liability Coverage:

Tenant is required to provide umbrella or excess liability coverage of not less than $2,000,000 each occurrence and $2,000,000 general aggregate, which insurance shall follow form to primary general liability coverage required above.

Exhibit I – Page 1

5.     Property Insurance:

Tenant shall maintain (1) Special Form property insurance (with earthquake endorsement or coverage) in an amount equal to the full replacement cost of Tenant's personal property and improvements and betterments located in or at the Premises, and any other items contractually required to be insured; (2) business interruption insurance with a limit of liability representing the loss of at least twelve (12) months of income or twelve (12) months of rental payments, whichever is greater; and (3) plate glass coverage covering all plate glass on the Premises at full replacement cost (if applicable). Tenant's insurer to add Landlord, Landlord's property manager and any lender(s), mortgagee(s) and/or beneficiary(ies) of Landlord as loss payees as their interest may appear for any improvements and betterments and plate glass. All policy proceeds from the Special Form property insurance, earthquake coverage and plate glass coverage set forth above shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 13 of the Lease.

6.     Other Requirements:

a.

All policies must be written by insurance companies whose rating in the most recent Best's Rating Guide is not less than A (-): VII and which are qualified to do business in the State in which the Premises are located. All coverage forms must be acceptable to Landlord. All such policies, except for the Workers' Compensation coverage, shall name and shall be for the mutual and joint benefit and protection of Landlord, Tenant and Landlord's agents, lender(s), mortgagee(s) and/or beneficiary(ies) as additional insureds. All policies required of Tenant herein shall be endorsed to read that such policies are primary policies and any insurance carried by Landlord or Landlord's property manager shall be noncontributing with such policies. Tenant agrees to provide a full certified copy of any policy maintained by Tenant to Landlord upon Landlord's request therefor.

b.

Certificates of Insurance with the required endorsements evidencing the required coverages must be delivered to Landlord prior to Tenant, its agents or employees entering the Premises for any purpose. Renewal certificates evidencing the above coverage must be received as soon as reasonably practicable but in no event later than the expiration date of the policy. To the extent offered by the applicable insurer, all policies of insurance delivered to Landlord must contain a provision that the company writing the policy will give to Landlord thirty (30) days' prior written notice of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. No policy required to be maintained by Tenant shall have a deductible greater than Ten Thousand Dollars ($10,000.00) unless approved in writing by Landlord.

c.

Whenever Tenant undertakes any alterations, additions, or improvements in, to, or about the Premises, the aforesaid insurance protection must be carried by the contractors and subcontractors and extend to and include injuries to persons and damage to property arising in connection with such work, and any contractor(s) engaged by Tenant for such work shall provide the aforesaid insurance protection stated in this Exhibit. Such insurance shall name Landlord and such other parties as Landlord may from time to time designate (including, without limitation, any mortgagee, beneficiary or lender) as additional insureds. The policies of or certificates evidencing all such insurance must be delivered to Landlord prior to the commencement of any such work.

Nothing in this Exhibit shall reduce Tenant's obligations under this Lease. Tenant's procurement and/or maintenance of insurance shall not be construed as a limitation of liability or as full performance of the indemnification and hold harmless provisions of this Lease.

7.     Changes and Modifications:

Any modification or waiver of the insurance requirements to this Lease, or in any addendum or amendment hereto, may only be made with the prior written consent of Landlord.

8.     Notices:

All Certificates of Insurance and required endorsements must be addressed and forwarded to:

LMC NE Minneapolis Holdings, LLC, c/o LMC, 500 East Morehead Street, Suite 300, Charlotte, NC 28202, Attn: Lauren Admirand, via email to: lauren.admirand@livelmc.com

Exhibit I – Page 2

EXHIBIT J

CONTRACTOR INSURANCE REQUIREMENTS

Contractor shall procure and maintain, at its sole cost and expense, the following insurance coverages:

I.	Workers' Compensation:

Coverage A.      Statutory Benefits

Coverage B.     Employers' Liability limits of not less than:

Bodily Injury by accident     $1,000,000 each accident

Bodily Injury by disease     $1,000,000 policy limit

Bodily Injury by disease     $1,000,000 each employee

Where permitted by law, coverage must include a waiver of subrogation endorsement in favor of, and naming, LMC NE Minneapolis Holdings, LLC, Lennar Multifamily Communities, LLC, LMC Living LLC including its subsidiaries, partners, partnerships, affiliated companies, successors and assigns.

II.	Commercial Auto Coverage:

Automobile Liability coverage (equivalent in coverage to ISO form CA 00 01) of not less than $1,000,000 combined single limit, each accident, covering all owned, hired and non-owned autos.

III.	Commercial General Liability:

Commercial General Liability coverage (equivalent in coverage to ISO form CG 00 01) of not less than:

Each Occurrence Limit     $1,000,000

Personal Advertising Injury Limit     $1,000,000

Products/Completed Operations Aggregate Limit     $2,000,000

General Aggregate Limit     $2,000,000

(other than Products/Completed Operations)

The policy must include:

A.	Premises and Operations coverage with no explosions, collapse, or underground damage exclusion (XCU).

B.

Products and Completed Operations coverage. Contractor agrees to maintain this coverage for the greater of ten (10) years following completion of its work or the longest applicable statute of limitations and the statue of repose during which any action may be filed against the primary insured or additional insured.

C.	Standard ISO CG 00 01 Contractual Liability coverage, or its equivalent, and a Separation of Insureds clause. The policy shall not include an Insured vs. Insured exclusion.

D.

The work "performed on your behalf by a Contractor" exception to the "Damage to Your Work" exclusion (Exclusion "l" in Section I of the ISO form CG 00 01). No limitation or restriction of this exception is allowed.

E.	An Additional Insured Endorsement (ISO form CG 20 10 and CG 20 37) providing ongoing and completed operations coverage naming as additional insured:

"LMC NE Minneapolis Holdings, LLC, Lennar Multifamily Communities, LLC, LMC Living LLC, including its subsidiaries, partners, partnerships, affiliated companies, successors and assigns."

F.	There shall be no exclusions for continuing or progressive losses not known by Contractor to exist prior to policy inception.

G.	Coverage must be on an "occurrence" form. "Claims Made" and "Modified Occurrence" forms are not acceptable.

H.

Such coverage as is afforded by this policy for the benefit of the additional insured(s) is primary and any other coverage maintained by such additional insured(s) shall be non-contributing with the coverage provided under this policy

I.

The CGL policy may not be subject to a self-insured retention (SIR) or deductible that exceeds $10,000. Any and all SIRs must be susceptible of being satisfied under the CGL policy through payments made by additional insureds, co-insurers, and/or insureds other than the First Named Insured.

Exhibit J – Page 1

IV.	Umbrella/Excess Liability:

$5,000,000 per occurrence and annual aggregate. Coverage shall be no less broad than the primary liability.

V.	Property Insurance:

Contractor shall maintain Special Form property insurance (commonly referred to as "all risk" or "special perils" coverage) in an amount equal to the full replacement cost of all Contractor's personal property (for which it has title and/or risk of loss), during its off-Project status, in transit and while stored or worked upon away from, or on, the Project site. All policy proceeds shall be used for the repair or replacement of the property damaged or destroyed. Contractor agrees to hold harmless LMC NE Minneapolis Holdings, LLC, Lennar Multifamily Communities, LLC, LMC Living LLC including its subsidiaries, partners, partnerships, affiliated companies successors and assigns from any and all claims arising from the procession or use of such personal property and/or equipment.

Property Waiver of Subrogation: Contractor hereby waives all rights of recovery against LMC NE Minneapolis Holdings, LLC, Lennar Multifamily Communities, LLC, LMC Living LLC including its subsidiaries, partners, partnerships, affiliated companies, successors and assigns, with respect to any loss or damage, including consequential loss or damage, to the Contractor's property caused or occasioned by any peril or perils covered under any policy or policies of property insurance carried by the Contractor. Contractor shall cause its insurance carriers to consent to such waiver of subrogation.

VI.	Other Requirements:

A.	Contractor must ensure all sub-tier Contractors comply with all insurance requirements outlined in this exhibit.

B.

All policies must afford thirty (30) days' notice of cancellation to the additional insured(s) in the event of cancellation or non-renewal, and ten (10) days' notice of cancellation for non-payment of premium.

C.

All policies must be written by insurance companies whose rating in the most recent Best's Rating Guide, is not less than A(-): VII. All coverage forms must be acceptable to Landlord. Contractor agrees to provide a full certified copy of any policy maintained by Contractor to Landlord upon Landlord's request therefor.

D.

Certificates of Insurance with the required endorsements evidencing the required coverages must be delivered to the Landlord prior to commencement of any work under this Lease. Such certificates of insurance shall state "All Operations" of Contractor performed on behalf of Landlord shall be covered by such insurance.

E.

If any sub-tier the Contractor fails to secure and maintain the required insurance, Contractor shall have the right (without any obligation to do so, however) to secure same in the name and for the account of Contractor in which event the Contractor shall pay the costs thereof and furnish upon demand all information that may be required in connection therewith.

F.

Landlord reserves the right, but shall have no obligation, to procure the insurance, or any portion thereof, for which Contractor is herein responsible and which is described in this Exhibit. Landlord shall notify Contractor if Landlord exercises its right, whereupon Contractor's responsibility to carry such insurance shall cease and all the premiums and other charges associated with such insurance shall be refunded to the Landlord. Landlord further reserves the right at any time, with thirty (30) days' written notice to Contractor, to require that Contractor resume the procurement and maintenance of any insurance for which Landlord has elected to procure pursuant to this subsection; in such event, the sums paid to Contractor by Landlord shall increase to the extent of any previously agreed and implemented reduction (as noted above) attributable to Landlord's prior assumption of the particular insurance coverages. Such refund shall be equitably pro-rated based upon Contractor's completed work at the time of such adjustment.

G.

Landlord reserves the right, in its sole discretion, to require higher limits of liability coverage if, in Landlord's opinion, operations by or on behalf of Contractor create higher than normal hazards, and, to require Contractor to name additional parties in interest to be Additional Insureds, and included in any required Waiver of Subrogation, Notice of Cancellation, or other endorsement.

H.

In the event that rental of equipment is undertaken to complete and/or perform the work, Contractor agrees that it shall be solely responsible for such rental equipment. Such responsibility shall include, but not be limited to, theft, fire, vandalism and use, including use by unauthorized persons.

I.

Nothing in this Exhibit shall reduce Contractor's obligations under the Lease. Contractor's procurement and/or maintenance of insurance shall not be construed as a limitation of liability or as full performance of the indemnification and hold harmless provisions of the Lease.

J.

In the event that materials or any other type of personal property ("personal property") is acquired for the Project or delivered to the Project site, Contractor agrees that it shall be solely responsible for such property until it becomes a fixture on the Project, or otherwise is installed and incorporated as a final part of the Project. Such responsibility shall include, but not be limited to, theft, fire, vandalism, and use, including use by unauthorized persons.

Exhibit J – Page 2

VII.	Changes and Modifications:

Any modification or waiver of the insurance requirements to this Exhibit, may only be made with the prior written consent of Landlord.

VIII.	Notices:

All Certificates of Insurance and required endorsements must be addressed and forwarded to:

LMC NE Minneapolis Holdings, LLC, c/o LMC, 500 East Morehead Street, Suite 300, Charlotte, NC 28202, Attn: Lauren Admirand, via email to: lauren.admirand@livelmc.com

Exhibit J – Page 3